Targeted Medical Pharma, Inc. 8-K

EXHIBIT 10.17

TARGETED MEDICAL PHARMA PROFIT SHARING PLAN

TARGETED MEDICAL PHARMA PROFIT SHARING PLAN

TABLE OF CONTENTS

Page
I.	PLAN SPECIFICATIONS		I-1
	A.	Name.	I-1
	B.	Exclusive Benefit.	I-1
	C.	Effective Date.	I-1
	D.	Plan Year.	I-2
	E.	Limitation Year.	I-2
	ELIGIBILITY AND PARTICIPATION		I-2
	F.	Eligible Employee.	I-2
	G.	Entry Date.	I-4
	EMPLOYER CONTRIBUTIONS		I-4
	H.	Employer Contributions.	I-4
	I.	Reserved.	I-4
	J.	Required Minimum Benefits.	I-4
	K.	Compensation.	I-4
	ALLOCATIONS TO EMPLOYER CONTRIBUTION ACCOUNTS		I-5
	L.	Method of Allocation of Employer Contributions.	I-5
	M.	Excess Compensation.	I-6
	N.	Participant Forfeitures.	I-6
	O.	Last Day Employment and Service Requirements for Allocation of Employer Contributions and Forfeitures.	I-7
	P.	Allocation of Excess Annual Additions.	I-7
	CONTRIBUTIONS BY PARTICIPANTS		I-8
	Q.	Employee After-Tax Contributions and Deemed IRA Contributions.	I-8
	R.	Rollover Contributions and Transferred Benefits.	I-8
	VESTING		I-8
	S.	Vesting.	I-8
	T.	Required Top-Heavy Minimum Vesting.	I-9
	U.	Years of Vesting Service.	I-9
	V.	Years of Service – Break-in-Service.	I-9
	W.	Service with the Predecessor Employer.	I-9
	X.	Vesting at Death or Total Disability.	I-9
	EARLY RETIREMENT AGE AND NORMAL RETIREMENT AGE		I-10
	Y.	Early Retirement Age and Normal Retirement Age.	I-10
	DISTRIBUTION OF BENEFITS		I-10
	Z.	Participant Loans.	I-10
	AA.	Hardship Withdrawals.	I-10
	BB.	In-Service Distributions Other Than Hardship.	I-11
	CC.	Total Disability.	I-11
	DD.	Time of Distribution Upon Employment Termination.	I-11
	EE.	Cash-Out Options.	I-12
	FF.	Right to Defer Receipt of Benefits After Normal Retirement Age and Age 70½.	I-12
	GG.	Minimum Required Distributions under Final and Temporary Regulations.	I-12
	HH.	Accrued Benefits Not Subject to REACT Annuity Requirements.	I-13
	II.	Reserved.	I-14
	JJ.	Alternate Forms of Benefits Payments.	I-14
	KK.	Highly Compensated Employees.	I-14
	LL.	Valuation Date.	I-14
	MM.	Participant Directed Accounts.	I-14
	NN.	Co-Trustees.	I-14
II.	DEFINITIONS		II-1
	A.	Terms Defined In This Article II.	II-1
	B.	Terms Not Defined in Article I and II of this Plan.	II-15
III.	PARTICIPATION AND MEMBERSHIP		III-1
	A.	Participation Date.	III-1
	B.	Leave of Absence.	III-2
	C.	Enrollment.	III-2
	D.	Waiver of Participation.	III-2
	E.	Omission of Eligible Employee.	III-2
	F.	Inclusion of Ineligible Employee.	III-2
	IV.	EMPLOYER CONTRIBUTIONS	IV-1
	A.	In General.	IV-1
	B.	Special Make-up Contribution.	IV-1
	C.	Corrective Contributions.	IV-1
	V.	ALLOCATIONS TO PARTICIPANTS’ ACCOUNTS	V-1
	A.	Maintenance of Accounts.	V-1
	B.	Valuation of Trust.	V-1
	C.	Allocation of Trust Earnings.	V-1
	D.	Allocation of Employer Contributions and Forfeitures.	V-2
	E.	Limitation on Allocation of Employer Contributions and Forfeitures.	V-4
	F.	Allocation Priorities if Limitations Exceeded.	V-5
	G.	Key Man Insurance Proceeds.	V-5
VI.	VESTING AND BENEFIT ENTITLEMENT		VI-1
	A.	Vesting.	VI-1
	B.	Forfeitures.	VI-1
	C.	Re-Vesting in Forfeitures Upon Re-Employment.	VI-3
	D.	Limitation on Vesting Upon Re-Employment.	VI-3
	E.	Vesting Upon Change of Employment Status.	VI-3
	F.	Vested Interest Not Distributed.	VI-3
	G.	Break-in-Service While Still Employed.	VI-4
	H.	Effect of Break-in-Service – Vested Participant.	VI-4
	I.	Reserved.	VI-4
	J.	Effect of Break-in-Service – Non-Vested Participant.	VI-4
	K.	Limitation on Right to Amend Vesting Schedule.	VI-5
VII.	DISTRIBUTION OF BENEFITS		VII-1
	A.	Definitions.	VII-1
	B.	Distribution With Annuity Option – Other Than Death.	VII-3
	C.	Distribution at Death.	VII-11
	D.	Transitional Rules.	VII-16
	E.	Non-Annuity Rules.	VII-17
	F.	Time of Distribution.	VII-18
	G.	Pre-TEFRA Designations.	VII-18
	H.	Hardship Withdrawals.	VII-19
	I.	Reserved.	VII-19
	J.	Loans to Participants.	VII-19
	K.	Distributions to Incompetent Persons.	VII-21
	L.	Nonliability.	VII-22
	M.	Benefit Claims Procedure.	VII-22
	N.	Income Tax Withholding.	VII-23
	O.	Qualified Domestic Relations Orders.	VII-23
	P.	Overpayment of Vested Interest.	VII-23
VIII.	TOP-HEAVY LIMITATIONS		VIII-1
	A.	Definitions.	VIII-1
	B.	Aggregation Groups.	VIII-2
	C.	60% Test – Special Rules.	VIII-3
	D.	Minimum Vesting Requirements.	VIII-4
	E.	Minimum Benefit Requirement.	VIII-5
	F.	Annual Section 415 Compensation.	VIII-6
	G.	Multiple Plans.	VIII-6
IX.	DESIGNATED BENEFICIARIES		IX-1
X.	CONTRIBUTIONS BY PARTICIPANTS		X-1
	A.	Rollover Contributions.	X-1
	B.	Separate Administration and Accounts for Rollover Contributions.	X-1
	C.	Vesting.	X-1
	D.	Distribution of Rollover Contribution Accounts.	X-1
XI.	LIFE INSURANCE POLICIES		XI-1
	A.	Investment and Ownership of Life Insurance Policies.	XI-1
	B.	Payment of Premiums.	XI-1
	C.	Accounting for Policies.	XI-1
	D.	Discrimination.	XI-1
	E.	Disposition Upon Retirement or Total Disability.	XI-2
	F.	Disposition Upon Other Separation From Service.	XI-2
	G.	Policy Loans.	XI-2
	H.	Insurer Not a Party.	XI-3
	I.	Reserved.	XI-3
	J.	Insurance Limitations.	XI-3
XII.	TRUST		XII-1
	A.	Payment of Contributions.	XII-1
	B.	Participant Directed Accounts.	XII-1
	C.	Expenses Charged to Participants’ Accounts.	XII-1
	D.	Prudent Man Rule.	XII-2
XIII.	THE ADMINISTRATIVE COMMITTEE		XIII-1
	A.	Committee Membership.	XIII-1
	B.	Named Fiduciary and Plan Administration.	XIII-1
	C.	Compensation.	XIII-1
	D.	Delegation of Duties.	XIII-1
	E.	Bonding of Fiduciaries.	XIII-2
	F.	Action By Committee Members.	XIII-2
XIV.	AMENDMENT AND TERMINATION; RETURN OF EMPLOYER CONTRIBUTIONS; PARTICIPATING EMPLOYER		XIV-1
	A.	Amendment.	XIV-1
	B.	Authority of Volume Submitter Practitioner to Amend for Adopting Employers.	XIV-1
	C.	Impact of Change To Individually Designed Plan.	XIV-2
	D.	Termination or Partial Termination or Complete Discontinuance of Contributions.	XIV-2
	E.	Return of Employer Contributions.	XIV-3
	F.	Procedure for Adoption and Withdrawal by Participating Employers.	XIV-3
XV.	STANDARD OF CONDUCT OF FIDUCIARIES		XV-1
	A.	Fiduciaries.	XV-1
	B.	Fiduciary Duties.	XV-1
XVI.	MERGERS, CONSOLIDATIONS AND TRANSFERS OF ASSETS		XVI-1
	A.	Merger or Consolidation of the Plan.	XVI-1
	B.	Transfers From Other Qualified Plans – Rollovers.	XVI-1
	C.	Transfer To Eligible Retirement Plans.	XVI-1
	D.	Transfer or Merger of Money Purchase Pension Plan to this Plan.	XVI-1
XVII.	MISCELLANEOUS		XVII-1
	A.	Limitation of Rights and Employment Relationship.	XVII-1
	B.	Payments to Missing Persons.	XVII-1
	C.	Spendthrift Provisions.	XVII-1
	D.	Indemnification.	XVII-2
	E.	Applicable Laws; Severability.	XVII-2

TARGETED MEDICAL PHARMA PROFIT SHARING PLAN
Amended and Restated

TARGETED MEDICAL PHARMA, INC., a Delaware corporation (the “Employer”), has adopted this amended and restated Profit Sharing Plan to allow its Employees who are eligible to participate in the Plan to share in the growth of the Employer in accordance with the terms and conditions set forth below, in order to (i) promote in the Employees an interest in the successful operation of the Employer’s business and in the increased efficiency of their work; (ii) provide the participating Employees with benefits upon their retirement; and (iii) provide their Beneficiaries with death benefits.  This Plan and its Trust are intended to qualify as a Profit Sharing Plan and Trust pursuant to Section 401(a) and Section 501(a) of the Internal Revenue Code.

I.           PLAN SPECIFICATIONS

A.           Name.

This Profit Sharing Plan shall be known as the "TARGETED MEDICAL PHARMA PROFIT SHARING PLAN.”

B.           Exclusive Benefit.

This Plan shall be maintained for the exclusive benefit of the Participants and their Beneficiaries and is intended to qualify as a defined contribution plan under the appropriate provisions of ERISA and the Code.

C.           Effective Date.

“Effective Date” means January 1, 2006.

“Amended Effective Date” means January 1, 2009, unless otherwise stated herein. For purposes of the Economic Growth and Tax Relief Reconciliation Act of 2001, the Amended Effective Date means January 1, 2002, unless otherwise stated herein.

ARTICLE I
                                                                                                                                                                                                I-1

D.           Plan Year.

"Plan Year" means each 12 consecutive month period ending on December 31.

E.           Limitation Year.

"Limitation Year" means each 12 consecutive month period ending on the last day of the Plan Year.

ELIGIBILITY AND PARTICIPATION

F.           Eligible Employee.

“Eligible Employee” means, with respect to any Plan Year, every Employee of the Employer who meets the following requirements:

1.           Minimum Age:

He or she has attained age 20.5.

2.           Service:

None.

3.           Years of Service – Break-in-Service.

The Hour of Service requirement of Paragraphs A.6 and A.66 of Article II shall not be modified.

Notwithstanding Paragraph A.2 of Article III, a non-vested Participant shall be readmitted as a Participant as of his or her date of re-employment.

If a Short Plan Year occurs, Paragraph A.66 of Article II shall be modified to provide that the 1,000 Hours of Service requirement for a Year of Service for eligibility purposes shall be multiplied by the product of one-twelfth (1/12) and the number of months in such Short Plan Year. If a Short Plan Year occurs, Paragraph A.66 of Article II shall be modified to provide that the more than 500 Hours of Service requirement to prevent a Break-in-Service for eligibility purposes shall be multiplied by the product of one-twelfth (1/12) and the number of months in such Short Plan Year.

This Plan shall not use the elapsed time method, as described in Paragraph A.66 of Article II, for crediting Years of Service for eligibility purposes.

ARTICLE I
                                                                                                                                I-2

4.           Service with the Predecessor Employer or Predecessor Plan.

For purposes of eligibility, a Year of Service shall be credited to an Employee who was employed by a Predecessor Employer, for each period which would have been a Year of Service if the Predecessor Employer were the Employer, as follows:

For purposes of the Plan, the “Predecessor Employer” means Targeted Medical Foods, LLC.

5.           Subsequent Eligibility Computation Period.

“Subsequent Eligibility Computation Period” means the Plan Year including the first anniversary of the Employee’s Employment Commencement Date and any subsequent Plan Year.

6.           Class Exclusions.

Notwithstanding the above, any Employee who is a member of any of the following class(es) is specifically excluded from participation under the Plan:

His or her compensation and conditions of employment are established by the terms of a collective bargaining agreement under which retirement benefits are bargained for in good faith between the Employer and such Employee’s lawful representative or bargaining agent; provided, however, that any otherwise Eligible Employee whose compensation and conditions of employment are established by the terms of a collective bargaining agreement shall be an Eligible Employee if his or her coverage under this Plan is specifically provided for under such collective bargaining agreement.

He or she is a non-resident alien who receives no earned income from the Employer which constitutes income from sources within the United States.

An individual other than a Self-Employed Individual shall be excluded from participation if he or she is not reported on the payroll records of the Employer as a common law employee even if a court or administrative agency subsequently determines that such individuals are common law employees and not independent contractors; provided, however, that an otherwise eligible Employee shall not be excluded under this provision merely because he or she is paid via a payroll service for the convenience of the Employer.

ARTICLE I

7.           Waiver of Participation.

Waiver of Participation shall not be permitted.

G.           Entry Date.

“Entry Date” means the first day of each Plan Year coincident with or next following the date he or she becomes an Eligible Employee.  However, an Eligible Employee shall enter the Plan no later than six (6) months after the completion of one (1) Year of Service.

EMPLOYER CONTRIBUTIONS

H.           Employer Contributions.

For each Plan Year, the Employer may make Employer contributions to the Trust in one (1) or more installments without regard to its Net Profits for such year in such amounts as the Board may determine in its sole discretion. If Paragraph L of this Article I has a tier or age-related plan formula, the Employer will give written certification of the amount of Employer contributions that will be made to each group.

I.           Reserved.

J.           Required Minimum Benefits.

1.           The top-heavy minimum benefit shall be the lesser of three percent (3%) or the highest percentage allocated to any Key Employee of Section 415 Compensation.

2.           If a Non-Key Employee participates in this Plan and another plan of the Employer included in a Top-heavy Group, this Plan shall provide the top-heavy minimum benefits specified in this Paragraph J.

3.           Key Employees shall not be entitled to top-heavy minimum benefits under this Plan.

K.           Compensation.

 “Compensation” means wages, not to exceed the Compensation Limitation, paid by the Employer to an Employee during a Plan Year, as defined in Section 3401(a) of the Code and all other payments of Compensation to an Employee by the Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Employee a written statement (Form W-2) under Sections 6041(d), 6051(a)(3) and 6052 of the Code. Compensation must be determined without regard to any rules under Section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or the services performed, and further modified by the following:

ARTICLE I

Modifications of Compensation

For Self-Employed Individuals, “Compensation” means Earned Income.

Including wages which are not currently includable in the Participant’s gross income by reason of the application of Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 403(b), 408(p)(2)(A)(i) and 457 of the Code.

Effective for Plan Years beginning on and after January 1, 2002 and Limitation Years beginning on and after January 1, 2002, for purposes of the definition of Compensation under this Paragraph K, Paragraphs A.21, A.27 and A.50 of Article II, Paragraph E.1 of Article V and Paragraphs A.2 and E of Article VIII, amounts under Section 125 of the Code include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage.  An amount will be treated as an amount under Section 125 of the Code only if the Employer does not request or collect information regarding the Participant's other health coverage as part of the enrollment process for the health plan.

For purposes of Paragraph A.50 of Article II, Section 415 Compensation means subparagraph (a) of Paragraph A.50 of Article II.

ALLOCATIONS TO EMPLOYER CONTRIBUTION ACCOUNTS

L.           Method of Allocation of Employer Contributions.

Tier Plan Formula

For each Plan Year, the Employer shall determine the amount of Employer contributions to be allocated to the Employer Contribution Account of the Participants in separately designated individual allocation groups. For this purpose, each Participant shall be assigned to  his or her own individual allocation group. The Employer shall designate the Employer contributions allocated to each individual allocation group. The allocation of Employer contributions within each individual allocation group shall be based on such individual’s Compensation. Employer contributions allocated to any Participant’s individual allocation group shall not exceed the limitations described in Paragraph E of Article V.

ARTICLE I
                                                                                                                                                                                                        I-5

If the preceding allocation relies on the cross-testing rules of Section 1.401(a)(4)-(8) of the Treasury Regulations, then the allocation shall satisfy at least one (1) of the following: (i) the Plan has broadly available allocation rates, as described in Paragraph D.3 of Article V; for the Plan Year; (ii) the Plan has age-based and/ or service-based allocation rates that are based on either a gradual age or service schedule, as described in Paragraph D.3 of Article V, for the Plan Year;  (iii)  the Plan satisfies the minimum allocation gateway by providing a minimum allocation rate to each Non-Highly Compensated Participant who receives an allocation of Employer contributions (including any top-heavy minimum benefits) or forfeitures used as Employer contributions.  Such minimum allocation rate is at least (a) 1/3 of the allocation rate of the Highly Compensated Participant with the highest allocation rate; or (b) the Plan provides at least a five percent (5%) allocation rate of Section 415 Compensation to each Non-Highly Compensated Participant.  For purposes of the paragraph a Participant's allocation rate equals the sum of Employer contributions (including top-heavy minimum benefit) and forfeitures used as Employer contributions allocated to the Participant divided by the Participant's Compensation.

M.           Excess Compensation.

Not Applicable.

N.           Participant Forfeitures.

1.           Forfeitures shall be used to pay administrative expenses of the Plan and any remaining forfeitures shall be used to reduce Employer contributions.

2.           Forfeiture of a Participant’s nonvested Accounts shall occur at the end of the Plan Year in which such Participant receives a distribution of his or her Accounts, or a deemed distribution if he or she was not vested; or if earlier, at the end of the Plan Year in which the Participant has incurred five (5) consecutive one-year Breaks-in-Service.

3.           A previously forfeited Account balance shall be restored first from forfeitures which occurred in the Plan Year in which the Account balance will be restored. If the amount of forfeitures in such Plan Year is not sufficient to restore such previously forfeited Account balance, then such previously forfeited Account balance shall be restored from Employer contributions.

ARTICLE I
                                                                                                                                                                                                            I-6

O.           Last Day Employment and Service Requirements for Allocation of Employer Contributions and Forfeitures.

1.           Last Day Employment and Hours of Service Required.

Allocations of Employer contributions shall be made only to Employer Contribution Accounts of those persons who are Participants, who have completed 1,000 Hours of Service during the Plan Year, and who are in the employ of the Employer on the last day of the Plan Year.

If a Plan Year is less than 12 months, the required number of hours shall be redetermined by multiplying 1,000 Hours of Service by the product of one-twelfth (1/12) and the number of months in such Short Plan Year.

Notwithstanding the above allocation requirements of Employer contributions, if during a Plan Year a Non-Highly Compensated Participant's Account is allocated Employer contributions (including any top-heavy minimum benefits) or forfeitures used as Employer contributions and the Plan must also satisfy the gateway test under Treasury Regulation Section 1.401(a)(4)-8(b)(1)(vi) during such Plan Year, then Employer contributions (including any top-heavy minimum benefits) when aggregated with forfeitures used as Employer contributions allocated to such Non-Highly Compensated Participant shall be an amount that is no less than 1/3 of the allocation rate of the Highly Compensated Participant with the highest allocation rate or five percent (5%) of Section 415 Compensation for the Plan Year.

2.           Retirement, Death and Disability.

The last day of employment and minimum Hours of Service requirements of this Paragraph O shall apply to a Participant who terminates employment during the Plan Year by reason of retirement at or after Normal Retirement Age, death or Total Disability.

P.           Allocation of Excess Annual Additions.

If an allocation to a Participant would result in an excess Annual Addition, such excess Annual Addition shall be allocated to remaining Participants’ Accounts with any remaining unallocable Annual Additions held in a suspense account and applied to reduce Employer contributions for the next succeeding Limitation Year.

ARTICLE I

CONTRIBUTIONS BY PARTICIPANTS

Q.           Employee After-Tax Contributions and Deemed IRA Contributions.

1.           Employee After-Tax Contributions are not allowed.

2.           Deemed IRA Contributions are not allowed.

R.           Rollover Contributions and Transferred Benefits.

Effective after December 31, 2001, Rollover Contributions and direct rollovers of Eligible Rollover Distributions are allowed from the types of plans specified below:

A qualified plan described in Section 401(a) or 403(a) of the Code, excluding Employee After-Tax Contributions.

An annuity contract described in Section 403(b) of the Code.

An eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

A Rollover Contribution of the portion of a distribution from an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.

Rollover Contributions can only be made by Participants.

Transferred Benefits are allowed.

VESTING

S.           Vesting.

The Employer Contribution Account and Transferred Benefits Accounts of a Participant shall vest as follows:

Years of Vesting Service	Vested Percentage

Less than 3	0%
3 or more	100%

ARTICLE I

T.           Required Top-Heavy Minimum Vesting.

If the Plan is a Top-heavy Plan, the 3-year cliff vesting schedule set forth in Paragraph D.1 of Article VIII shall replace the vesting schedule adopted in this Article I, unless the vesting schedule set forth in Paragraph S of this Article I provides for a faster rate of vesting during any relevant Plan Year.

U.           Years of Vesting Service.

 “Years of Vesting Service” means all of an Employee's Years of Service subject to the provisions of Article VI.

V.           Years of Service – Break-in-Service.

This Plan shall not use the elapsed time method, as described in Paragraph A.66 of Article II, for crediting Years of Service for vesting purposes.

W.           Service with the Predecessor Employer.

For purposes of Vesting, a Year of Service shall be credited to an Employee who was employed by the Predecessor Employer, for each period which would have been a Year of Service if the Predecessor Employer were the Employer, as follows:

For purposes of the Plan, the “Predecessor Employer” shall be  Targeted Medical Foods, LLC.

X.           Vesting at Death or Total Disability.

A Participant shall become fully vested at death. A Participant shall become fully vested at Total Disability.

ARTICLE I

EARLY RETIREMENT AGE AND NORMAL RETIREMENT AGE

Y.           Early Retirement Age and Normal Retirement Age.

Early Retirement Age.

Not Applicable.

Normal Retirement Age.

“Normal Retirement Age” means the later of a Participant’s 65th birthday, or the date they complete 5 Years of Service.  A Participant who continues in the employ of the Employer after he or she attains Normal Retirement Age shall remain a Participant while so employed, and be entitled to all Plan benefits to the extent he or she would be entitled thereto if he or she had not yet attained Normal Retirement Age, including allocation of any type of Employer contribution and forfeiture, if any.

DISTRIBUTION OF BENEFITS

Z.           Participant Loans.

Loans to Participants are available. Loans will be treated as directed investments of Participants’ Accounts. Loans shall be repaid by payroll deductions. Loans to Inactive Participants are not available. The minimum loan amount shall be $1,000. Loan repayments shall be suspended by reason of Section 414(u) of the Code.

AA.           Hardship Withdrawals.

Hardship withdrawals of the Participant’s Employer Contribution Account to the extent vested shall be allowed. A Hardship withdrawal shall only be made if the Participant has an immediate and heavy financial need. For these purposes, an “event of hardship” means:

Payment for (or necessary to obtain) medical care that would be described under Section 213(d) of the Code determined without regard to whether the expenses exceed seven and one-half percent (7.5%) of adjusted gross income.

Costs directly related to the purchase of a principal residence, but not including mortgage payments, by the Employee.

Payment of tuition, room and board, and related educational fees for up to the next 12 months of post-secondary education for the Employee, the Employee's Spouse, children or dependents (as defined in Section 152 of the Code, and for taxable years beginning on or after January 1, 2005 without regard to Sections 152(b)(1), 152(b)(2) and 152 (d)(1)(B) of the Code).

ARTICLE I

The need to prevent eviction of the Employee from his or her principal residence or foreclosure on the mortgage of the Employee’s principal residence.

Payments for burial or funeral expenses for the Employee’s deceased parent, Spouse, children or dependents (as defined in Section 152 of the Code, and for taxable years beginning on or after January 1, 2005 without regard to Section 152(d)(1)(B) of the Code).

Payments of expenses for the repair of damage to the Employee’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds ten percent (10%) of adjusted gross income).

BB.           In-Service Distributions Other Than Hardship.
In-service distributions of the vested portion of a Participant’s Employer Contribution Account shall be allowed on or after the attainment of age 59.5 provided the Participant is 100% vested in all Accounts.

In-service distributions of the vested portion of a Participant’s Safe Harbor Employer Contribution Account and Transferred Benefits Account subject to only Section 401(k) of the Code shall be allowed at or after Normal Retirement Age.

In-service distributions of a Participant’s Transferred Benefits Account subject to Paragraph D of Article XVI shall be allowed at or after Normal Retirement Age.

In-service distributions of a Participant’s Rollover Contribution Account shall be allowed at any time.

CC.           Total Disability.

Total Disability means disability under the Social Security Act.

DD.           Time of Distribution Upon Employment Termination.

Distributions of vested Accounts to Participants upon employment termination prior to Normal Retirement Age shall be made as soon as administratively feasible after the end of the Plan Year during which employment termination occurs.

ARTICLE I

EE.           Cash-Out Options.

1.           The involuntary cash-out distribution limit of this Plan is $5,000. Effective for distributions made on or after March 28, 2005 the involuntary cash-out limit, including Rollover Contributions, shall be reduced to $1,000.

2.           If applicable, this Plan shall exclude Rollover Contributions (and earnings allocable thereto) in determining the value of the Participant's vested Accrued Benefit for purposes of the involuntary cash-out distribution limit of $5,000 for distributions made after December 31, 2001 to Participants who have separated from service after December 31, 2001. For distributions made on or after March 28, 2005, Rollover Contributions shall be excluded for purposes of the involuntary cash-out distribution limit of $1,000.

3.           For purposes of determining whether a distribution is subject to Sections 401(a)(11) and 417 of the Code, the dollar amount described in the first paragraph of Paragraph B.5 of Article VII shall be $5,000.

4.           An immediate forfeiture of a partial cash-out as provided in Paragraph B.4 of Article VI shall apply.

5.           If a Participant is rehired prior to five (5) consecutive one year Breaks-in-Service, he or she shall be required to repay the Plan the amounts previously distributed to the Participant for the Participant’s non-vested Accrued Benefits to be restored.

6.           The alternative separate account formula X=P(AB + (RxD)) – (RxD) as stated in Paragraph C of Article VI shall not apply.

FF.           Right to Defer Receipt of Benefits After Normal Retirement Age and Age 70½.

1.           Upon separation from service, a Participant shall have the right to defer receipt of benefits after Normal Retirement Age or age 62, if later.

2.           The required beginning date for minimum required distributions for a non-5% Owner is the April 1 of the calendar year following the calendar year in which such Participant attains age 70½.

GG.           Minimum Required Distributions under Final and Temporary Regulations.

1.           Effective Date of Final and Temporary Regulations.

ARTICLE I

Notwithstanding any inconsistent provisions of the Plan, for purposes of determining required minimum distributions for Distribution Calendar Years beginning with the 2003 calendar year, as well as required minimum distributions for the 2002 Distribution Calendar Year that are made on or after January 1, 2002, this Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with Final and Temporary Regulations issued on April 17, 2002.

2.           Election to Apply 5-Year Rule to Distributions to Designated Beneficiaries.

If the Participant dies before distributions begin and there is a Designated Beneficiary, distribution to the Designated Beneficiary is not required to begin by the date specified in subparagraph C.2(a) of Article VII of the Plan, but the Participant's entire interest will be distributed to the Designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant's death.  If the Participant's Surviving Spouse is the Participant's sole Designated Beneficiary and the Surviving Spouse dies after the Participant but before distributions to either the Participant or the Surviving Spouse begin, this election will apply as if the Surviving Spouse were the Participant.  This modification to Paragraph C.2(a) of Article VII will apply to all distributions.

3.           Election to allow Participants or Beneficiaries to elect the 5-Year Rule.

Participants or Beneficiaries may not elect on an individual basis whether the 5-year rule or the life expectancy rule in subparagraph C.2(a), (d), (e) and (f) of Article VII of the Plan applies to distributions after the death of a Participant who has a Designated Beneficiary.

4.           Election to Allow Designated Beneficiary Receiving Distributions Under 5-Year Rule to Elect Life Expectancy Distributions.

A Designated Beneficiary who is receiving payments under the 5-year rule may not make a new election to receive payments under the life expectancy rule until December 31, 2003.

HH.           Accrued Benefits Not Subject to REACT Annuity Requirements.

Participants’ Accrued Benefits other than Transferred Benefits shall not be subject to the Qualified Joint and Survivor Annuity and Qualified Preretirement Survivor Annuity requirements of REACT as provided in Paragraphs A, B and C of Article VII. The survivor portion of the Qualified Joint and Survivor Annuity in regard to the
Participant’s Transferred Benefits shall equal 50%. The Qualified Preretirement Survivor Annuity in regard to the Participant’s Transferred Benefits shall equal 50% of the actuarial equivalent of the sum of the Participant’s Transferred Benefits and any other death benefits attributable to such Transferred Benefits. The one-year marriage requirement shall apply to a Surviving Spouse in regard to the Preretirement death benefit or the Qualified Preretirement Survivor Annuity, if applicable.

ARTICLE I

II.           Reserved.

JJ.           Alternate Forms of Benefits Payments.

The following alternate forms of benefit payment are available:

Single Sum.  The payment of the Participant’s vested Accrued Benefit in a single sum in cash.

KK.           Highly Compensated Employees.

For purposes of identifying Highly Compensated Employees, the Employer has elected the following:

1.           For Plan Years beginning after December 31, 2001, a Highly Compensated Employee shall be determined based upon the Look-Back Year.

2.           For Plan Years beginning after December 31, 2001, a Highly Compensated Employee need not be a member of the Top-Paid Group.

LL.           Valuation Date.

“Valuation Date” means the Anniversary Date and any other date that the Committee designates.

MM.           Participant Directed Accounts.

Each Participant shall not be entitled to direct the investment of his or her Accrued Benefits in accordance with Article XII.

NN.           Co-Trustees.

If there is more than one (1) Trustee, any one of such Co-Trustees shall have the right to make any decision, undertake any action or execute any documents affecting this Trust without the approval of the remaining Co-Trustees. Any directions to any person or organization shall be executed by any one of the Co-Trustees. For purposes of this Plan and Trust, “directions” shall mean any certification, notice, authorization, application or instruction of the Co-Trustee.

ARTICLE I

II.           DEFINITIONS

A.           Terms Defined In This Article II.  As used in this Plan, the following terms have the following meanings.

1.           “Account(s)” means, where applicable, a Participant’s Employer Contribution Account, Rollover Contribution Account, Safe Harbor Employer Contribution Account and/or Transferred Benefits Account.

2.           “Accrued Benefit” means, where applicable at any date, the value of a Participant’s Accounts.

3.           “Anniversary Date” means the last day of the Plan Year.

4.           “Annual Addition” means the amounts allocated to a Participant’s Accounts during any relevant Limitation Year that constitute:

(a)           Employer contributions; provided, however, that Employer contributions or prior forfeited amounts which are used to restore the non-vested portion of a Participant’s Accrued Benefit that was previously cashed-out and forfeited shall not be considered an Annual Addition;

(b)           Employee contributions; provided, however, that Employee contributions not in excess of the greater of (i) six percent (6%) of Section 415 Compensation, or (ii) one-half (½) of the Employee contributions shall not be considered as Annual Additions for any Limitation Year beginning before January 1, 1987;

(c)           Forfeitures;

(d)           Amounts allocated after March 31, 1984, to an individual medical account, as described in Section 415(l)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer;

(e)           Amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to separate accounts of a Key Employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer; and

(f)           Amounts allocated under a simplified employee pension plan pursuant to Section 408(k) of the Code.

ARTICLE II

5.            “Board” means the Board of Directors of the Employer, if a corporation.  If such corporation is later dissolved, Board continues to mean such Board of Directors of the Employer if empowered to continue to act as a board in settling the affairs of the dissolved corporation under local law.  If no such power exists, then in the case of a corporation that is dissolved, Board means the Trustee of the Trust, until such time as a new employer adopts and sponsors the Plan or until all assets are distributed.  If the Employer is not a corporation, Board means the managing partner(s) of a partnership, the manager of a limited liability company, the trustee(s) of a trust, the sole proprietor of an unincorporated business or the elected or designated representative(s) of an unincorporated association.

6.           “Break-in-Service” means that an Employee did not complete more than 500 Hours of Service or such lesser amount if elected in Article I, in the applicable Computation Period.  For purposes of determining whether a Break-in-Service has occurred in a Computation Period, an Employee who is granted a Maternity or Paternity Leave of Absence shall receive credit for eight (8) Hours of Service per day of such absence.  To the extent provided in Paragraphs A.32 and A.34 of this Article II and Paragraph B of Article III, Leaves of Absence shall not cause a Break-in-Service.  Unless otherwise elected in Article I, if the Plan Year is less than 12 months, no Break-in-Service shall occur in such Plan Year.  For purposes of the elapsed time method, Break-in-Service means a “One-Year Period of Severance.”

7.           “Code” means the Internal Revenue Code of 1986, as amended from time to time.

8.           “Committee” means the administrative committee appointed by the Sponsoring Employer.

9.           “Compensation Limitation” means the limitation imposed by Section 401(a)(17) of the Code, as described below.

(a)           For Plan Years beginning after December 31, 2001, the annual Compensation of each Participant taken into account in determining allocations for any Plan Year shall not exceed $200,000.  The Compensation Limitation shall be adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code.  Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period).  The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period than begins with or within such calendar year.

(b)           If a determination period is less than 12 months, the Compensation Limitation described in subparagraphs (a) and (b) of this Paragraph A.9 will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

ARTICLE II

10.           “Controlled Group” means the Employer and all members of its controlled or affiliated group of trades or businesses whether or not incorporated (including an affiliated service group) as defined in Section 414(b), (c), (m) and (o) of the Code; provided, however, that any member of a Controlled Group shall be disregarded for all purposes under the Plan for any period when such member was not a member of the Controlled Group unless expressly provided to the contrary herein.

11.           “Defined Contribution Dollar Limitation” means $40,000 for Limitation Years beginning after December 31, 2001 as adjusted by Section 415(d) of the Code.  If a Limitation Year is less than 12 months, the Defined Contribution Dollar Limitation for that year shall be multiplied by one-twelfth (1/12) of the number of months in such year.

12.           “DEFRA” means the Deficit Reduction Act of 1984, as amended from time to time.

13.           “Designated Beneficiary” or “Beneficiary” means the person(s) or entity(ies) designated by the Participant or, in the absence thereof, the person(s) or entity(ies) entitled under the provisions of this Plan to receive benefits as a result of the death of the Participant.

14.           “Direct Rollover” means a payment by the Plan to an Eligible Retirement Plan specified by a Distributee.

15.           “Distributee” means an Employee, former Employee, an Employee’s or former Employee’s Surviving Spouse or an Employee’s or former Employee’s Spouse or former Spouse who is an Alternate Payee under a Qualified Domestic Relations Order.

16.           "Distribution Calendar Year" means a calendar year for which a minimum distribution is required.  For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date.  For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under subparagraph C.2(a) of Article VII.  The required minimum distribution for the Participant's first Distribution Calendar Year will be made on or before the Participant's required beginning date.  The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant's required beginning date occurs, will be made on or before December 31 of that Distribution Calendar Year.

ARTICLE II

17.           “Earned Income” means the net earnings of a Self-Employed Individual from self-employment (as defined in Section 1402(a) of the Code), determined after taking into account (i) deductible contributions to the Plan and any other qualified plans maintained by the Employer; and (ii) all other adjustments required by Section 401(c)(2) of the Code; but (iii) only if the services of the Self-Employed Individual to the Employer’s business are a material income-producing factor as determined in accordance with Section 1.401-10(c) of the Treasury Regulations.  Net earnings shall be further reduced by the deductions allowed to the taxpayer by Section 164(f) of the Code.

18.           “Eligibility Computation Period” means the initial 12 consecutive month period commencing on an Employee’s Employment Commencement Date and the Subsequent Eligibility Computation Period as elected in Article I.

19.           “Eligible Retirement Plan” means an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, an annuity contract described in Section 403(b) of the Code or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee’s Eligible Rollover Distribution.

20.           “Eligible Rollover Distribution” means any distribution of $200 or more of the Distributee’s vested Accrued Benefit except that an Eligible Rollover Distribution does not include (i) any distribution that is one of a series of substantially equal periodic payments made (not less frequently than annually) for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s Designated Beneficiary, or for a specified period of 10 years or more; (ii) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; (iii) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and (iv) hardship distributions.

Any amount that is distributed on account of hardship shall not be an Eligible Rollover Distribution and the Distributee may not elect to have any portion of such distribution paid directly to an Eligible Retirement Plan.  However, if a Participant would have been entitled to receive his or her Accounts regardless of hardship (i.e., age 59½), then such deferral shall qualify as an Eligible Rollover Distribution.

ARTICLE II

If a portion of a distribution that includes a hardship distribution is not includible in gross income, the portion of the distribution that is not includible in gross income is first allocated to the hardship distribution and then any remaining portion not includible in gross income is allocated to the portion of the distribution that is not a hardship distribution.

21.           “Employee” means every person employed by the Employer whose income is subject to withholding of income tax or for whom Social Security contributions are made by the Employer.  Unless the Plan is amended to provide otherwise, the special rules for certain dispositions or acquisitions of Section 410(b)(6)(C) of the Code shall apply.  Thus, the Plan may be treated as satisfying Section 410(b) of the Code for a limited period of time after an acquisition or disposition if the Plan satisfies Section 410(b) of the Code (without regard to the special rule) immediately before the acquisition or disposition and there is no significant change in the Pan or in the coverage of the Plan other than the acquisition or disposition.  If the Employer is an Unincorporated Entity, Employee also means a Self-Employed Individual.

Employee shall include Leased Employees; provided, however, that a Leased Employee shall not be considered an Employee if:

The Leased Employee is covered by a money purchase pension plan maintained by the leasing organization providing (i) a nonintegrated employer contribution rate of at least 10% of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed by the employer pursuant to a salary reduction agreement which are excludable from the Leased Employee’s gross income under Section 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 403(b), 408(p)(2)(A)(i) or 457 of the Code; (ii) immediate participation; and (iii) full and immediate vesting; and

Leased Employees do not constitute more than 20% of the Employer’s non-highly compensated workforce.

Leased Employees may become Eligible Employees under the Plan unless excluded in Article I.

22.           “Employer” means the entity or entities adopting the Plan, and any other members of the Controlled Group and any successor thereto which have adopted this Plan in accordance with the provisions of Paragraph F of Article XIV.  Employer also means any other entities that have adopted this Plan and any successor thereto that are not members of the Controlled Group.  The “Sponsoring Employer” shall be the Employer who is responsible for the administration of the Plan.  Each other entity which adopts this Plan as provided herein shall be a “Participating Employer”; provided, however, that only members of a Controlled Group may be Participating Employers unless the preamble of Article I designates a non-Controlled Group entity as a Participating Employer.

ARTICLE II

23.           “Employer Contribution Account” means the Account maintained to record a Participant’s allocations of Employer contributions, forfeitures, if any, and other adjustments as required under Article V of the Plan.

24.           “Employment Commencement Date” means the date upon which an Employee first completes one (1) Hour of Service.

25.           “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

26.           “5%-Owner” means any person who owns directly or indirectly as defined in Section 416(i)(1)(B) of the Code (i) more than five percent (5%) of the outstanding stock of the Employer; or (ii) stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer.  If the Employer is not a corporation, 5%-Owner means any person who owns more than five percent (5%) of the capital or profits interests in the Employer.

For purposes of Section 401(a)(9) of the Code, a Participant shall be considered a 5%-Owner if such Participant is a 5%-Owner at any time during the Plan Year ending with or within the calendar year in which such 5%-Owner attains age 70½.

27.           “Highly Compensated Employee or "Highly Compensated Participant" means:

(a)           Any Employee who performs services during the Plan Year; and

(i)           Was a 5%-Owner of the Employer or a Controlled Group member during the Plan Year or Look-Back Year; or

(ii)           Received Section 415 Compensation, including elective or salary reduction contributions to a cafeteria plan, cash or deferred arrangement or tax sheltered annuity from the Employer and all entities which are members of a Controlled Group with the Employer shall be treated as a single Employer in excess of $80,000 (as adjusted pursuant to Section 415(d) of the Code in effect on the first day or any relevant Plan Year, except that the base period shall be the calendar quarter ending September 30, 1996) during the Look-Back Year or, if elected in Article I, during the calendar year beginning with or within the Look-Back Year and, if elected in Article I, such Employee was also in the Top Paid Group.

ARTICLE II

(b)           Any former Employee who separated from service prior to the Plan Year, who performs no services for the Employer during the Plan Year and was a Highly Compensated Employee who performed services for the Employer during either the year the Employee separated from service or any Plan Year on or after the Employee’s 55th birthday.

28.           “Hour of Service” means:

(a)           Each hour for which an Employee is directly or indirectly paid, or entitled to payment.  These hours shall be credited to the Employee for the computation period(s) in which the services are performed and not when paid, if different; and

(b)           Each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Employer for a period of time during which no services are performed (without regard to whether the employment relationship between the Employee and the Employer has terminated) due to vacation, holiday, illness, incapacity, disability, layoff, jury duty, military duty, or Leave of Absence with pay.  The hours shall be credited to the Employee for the computation period to which non-performance of duties relates and not in which paid, if different; and

(c)           Each hour for which an Employee has been awarded or for which the Employer has agreed to pay, directly or indirectly, back pay (without regard to damages).  These hours shall be credited to the Employee in the computation period to which the award or agreement pertains, not the period in which paid, if different.

Notwithstanding the foregoing, (i) no more than 501 Hours of Service shall be credited to an Employee under subparagraph (b) or (c) of this Paragraph A.28 for any single continuous period of time during which no services are performed; (ii) an hour for which an Employee is directly or indirectly paid for a period during which no services are performed shall not constitute an Hour of Service, if such payment is paid or due under a plan maintained solely for the purpose of complying with applicable worker’s compensation, unemployment compensation, or disability insurance laws; (iii) Hours of Service shall not be credited for payments which solely reimburse an Employee for medical or medically related expenses; (iv) the same Hours of Service shall not be credited to an Employee both under subparagraph (a) or (b) and subparagraph (c) of this Paragraph A.28; and (v) Hours of Service to be credited under subparagraph (b) above shall be determined based upon the number of regularly scheduled working hours included in the units of time on the basis of which payment is calculated.

ARTICLE II

Unless otherwise elected in Article I, the Employer shall determine Hours of Service based upon days of employment in a computation period by crediting an Employee with 10 Hours of Service for each day for which the Employee would be required to be credited with at least one (1) Hour of Service under subparagraphs (a), (b) and (c) of this Paragraph A.28.  The preceding sentence shall only apply if the Employer uses the hourly method to credit service for an Employee and does not count actual hours for which an Employee is paid or entitled to payment and the Employer does not elect an alternative equivalency in Article I.

The Committee shall determine Hours of Service to be credited to an Employee under the foregoing rules in a uniform and non-discriminatory manner and in accordance with Section 2530.200b-2 of the Department of Labor Regulations (as amended from time to time), which are incorporated herein by this reference.

29.           Inactive Participant” means a Participant whose participation in the Plan is suspended because of a change of employment status, including (i) terminating employment; (ii) incurring a Break-in-Service; or (iii) becoming a member of a class of Employees which has been excluded from participation, but whose total benefits have not been distributed.

30.           “Investment Manager” means a fiduciary designated by the Employer or the Committee, to whom has been delegated the responsibility and authority to manage, acquire or dispose of the Trust assets, and (i) who is (A) registered as an investment advisor under the Investment Advisors Act of 1940; (B) a bank, as defined in that Act; or (C) an insurance company qualified to perform investment advisory services under the laws of more than one (1) state; and (ii) who has acknowledged in writing that he or she is a fiduciary with respect to the management, acquisition and control of the Trust assets.

31.           “Leased Employee” means any person (other than an Employee of the Employer) who, pursuant to an agreement between the Employer and any other person (“leasing organization”), has performed services for the Employer (or for related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one (1) year, and such services are under the primary direction or control of the Employer.  Contributions or benefits provided to a Leased Employee by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer.

32.           “Leave of Absence” means a leave granted by the Employer, in its sole discretion, in accordance with rules uniformly applied to all Employees, for reasons of health or public service or for reasons determined by the Employer to be in its best interests.

ARTICLE II

Effective December 12, 1994, contribution, benefit and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.  If elected in Article I or by the Plan’s loan policy, the Committee shall suspend loan repayments during any Participant’s periods of qualified military service.

33.           “Look-Back Year” means the 12-month period immediately preceding any relevant Plan Year.

34.           “Maternity or Paternity Leave of Absence” means an absence (i) because of the Employee’s pregnancy; (ii) because of the birth of a child of the Employee; (iii) because of the adoption of a child by, and placement of the child with, the Employee; or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.  The Hours of Service credited under this Paragraph A.34 shall be credited (i) in the Eligibility Computation Period and/or Vesting Computation Period in which the absence begins if the crediting is necessary to prevent a Break-in-Service in that computation period; or (ii) in all other cases, in the following Eligibility Computation Period and/or Vesting Computation Period.  No Hours of Service for Maternity or Paternity Leave of Absence shall be credited to a Participant unless he or she timely furnishes to the Committee such information as the Committee may request to establish that the absence is for a Maternity or Paternity Leave of Absence and the number of days of such absence.  The total Hours of Service to be credited for Maternity or Paternity Leave of Absence shall not exceed 501 in any such computation period.

35.           “Net Profits” means the net income of the Employer as determined for federal income tax purposes without any deduction for taxes based upon income or for contributions made by the Employer under this Plan or any other qualified plan maintained by the Employer.  For a Self-Employed Individual, Net Profits means Earned Income, as determined under Section 404(a)(8) of the Code.

36.           “Non-Highly Compensated Employee” or ”Non-Highly Compensated Participant" means an Employee who is not a Highly Compensated Employee.

37.           “One-Year Period of Service” means each 12 month Period of Service beginning on the Employee’s Employment Commencement Date.

38.           “One-Year Period of Severance” means each 12 consecutive month Period of Severance, beginning on the Severance from Service Date.

ARTICLE II

39.           “Owner-Employee” means a Self-Employed Individual who owns the entire interest of a sole proprietorship, or a partner or member who owns more than a 10% capital or profits interest in a partnership or a limited liability company.

40.           “Participant” means any Eligible Employee who enters the Plan and who has not received payment of his or her total vested Accrued Benefit.

41.           “Period of Service” means a period beginning on the Employment Commencement Date or, for a former Employee, the date on which he or she first performs an Hour of Service after re-hire and ending with the Severance from Service Date.

42.           “Period of Severance” means a period during which an Employee does not perform an Hour of Service, beginning on the Severance from Service Date and ending when an Employee again performs an Hour of Service.

43.           “Plan” means the Plan as identified in Article I.

44.           “Qualified Domestic Relations Order” means a judgment, decree or order (including approval of a property settlement agreement) that (i) relates to the provision of child support, alimony payments or marital property rights to an alternate payee; (ii) is made pursuant to a state domestic relations law (including community property law); (iii) creates or recognizes the existence of an alternate payee’s right, or assigns to an alternate payee the right, to receive all or a portion of the benefits payable to the Participant under the Plan; (iv) specifies the information required by Section 414(p) of the Code; (v) does not alter the amount or form of Plan benefits; and (vi) complies with all other relevant provisions of Section 414(p) of the Code.  For such purposes, an “Alternate Payee” is a Spouse, former Spouse, child or other dependent of a Participant who is recognized by a domestic relations order as having a right to receive all or a portion of the benefits payable with respect to a Participant under the Plan.

45.           “REACT” means the Retirement Equity Act of 1984, as amended from time to time.

46.           “Rollover Contributions” means contributions within the meaning of Section 402(c), 403(a)(4) or 408(d)(3) of the Code.

47.           “Rollover Contribution Account” means the account maintained to record a Participant’s Rollover Contribution and other adjustments as required in Article X of the Plan.

ARTICLE II

48.           “Safe Harbor Employer Contributions” means Employer contributions made to this Plan, to satisfy the requirements of Section 401(k)(3) of the Code with respect to the Employer’s 401(k) plan that are (i) fully vested; (ii) subject to the same withdrawal restrictions as apply to elective contributions made to the
Employer’s 401(k) plan but which are not available for hardship withdrawals; and (iii) used to satisfy the allocation requirements of Section 401(k)(12)(C) of the Code and the notice requirements of Section 401(k)(12)(D) of the Code without regard to Section 401(l) of the Code.  Safe Harbor Employer Contributions made to this Plan may only be used to satisfy the requirements of Section 401(k)(3) of the Code for one (1) plan.

If Safe Harbor Employer Contributions are made to this Plan, the Employer’s 401(k) plan must have the same Plan Year as this Plan, the safe harbor provisions of this Plan must be adopted prior to the first day of the Plan Year, and the Employer 401(k) plan must designate this Plan as the Employer’s Plan to provide for the allocation of the Safe Harbor Employer Contributions.  If this Plan provides for Safe Harbor Employer Contributions, any Employee eligible under the plan containing the cash or deferred arrangement shall be eligible to participate in this Plan and the relevant provisions pertaining to such contributions (such as the notice requirements of Section 401(k)(12)(D) of the Code) that are stated in the Employer’s 401(k) plans shall pertain to this Plan.

A Plan Year must be a 12 consecutive month period or if the Plan is a newly established plan (other than a successor plan), a period of at least three (3) consecutive months (or, a shorter period if the Employer is a newly established Employer and this Plan is established as soon as administratively feasible after the establishment of the Employer).

49.           “Safe Harbor Employer Contribution Account” means the Account maintained to record a Participant’s allocation of Safe Harbor Employer Contributions and other adjustments as required under Article V of the Plan.

50.           “Section 415 Compensation” means, with respect to any Participant, either (a), (b) or (c) below as elected in Article I:

(a)           Information required to be reported under Sections 6041, 6051, and 6052 of the Code (wages, tips and other compensation as reported on Form W-2).  Compensation is defined as wages within the meaning of Section 3401(a) of the Code and all other payments of compensation to an Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under Sections 6041(d), 6051(a)(3), and 6052 of the Code.  Compensation must be determined without regard to any rules under Section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code).

ARTICLE II

(b)           Wages as defined in Section 3401(a) of the Code for the purpose of income tax withholding but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code).

(c)           A Participant’s wages, salaries, and fees for professional services, and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan.  The following items are excluded from Section 415 Compensation under this subparagraph (c):

(i)           Employer contributions to a plan of deferred compensation which are not included in the Employee’s gross income for the taxable year in which contributed or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

(ii)           Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(iii)           Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

(iv)           Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the Employee).

If the Employee is a Self-Employed Individual, his or her Section 415 Compensation includes his or her Earned Income derived from the trade or business for which the Plan is established.

ARTICLE II

Compensation shall include any elective deferrals as defined in Section 402(g)(3) of the Code and any amount deferred by an Employee which is not includable in gross income by reasons of Section 125, 132(f)(4) or 457 of the Code.

51.           “Self-Employed Individual” means a person who has Earned Income for the taxable year from the trade or business for which the Plan is established and includes an individual who would have had Earned Income but for the fact that the trade or business had no Net Profits for the taxable year.

52.           “Severance from Service Date” means the date which is the earlier of the date on which an Employee voluntarily leaves (quits) employment, retires, is discharged or dies, or the first anniversary of the first date the Employee is absent for any other reason.  However, for purposes of Maternity or Paternity Leave of Absence, Severance from Service Date of an Employee who is absent beyond the first anniversary of such absence means the second anniversary of the first day of such absence.  The period between the first and second anniversary of a Maternity or Paternity Leave of Absence is neither a Period of Service nor a Period of Severance.

53.           “Shareholder-Employee” means an employee of a subchapter S corporation (Section 1361, et seq., of the Code) who owns more than five percent (5%) of the outstanding stock of such corporation.

54.           “Single Employer Plan” means a plan maintained by one (1) Employer, or a plan maintained by more than one (1) Employer all of which are members of a Controlled Group, and which is designed to comply with the provisions of Sections 414(b), 414(c) and 414(m) of the Code and the Treasury Regulations promulgated thereunder.

55.           “Social Security Retirement Age” means age 65 for a Participant born before January 1, 1938; age 66 for a Participant born after December 31, 1937 and before January 1, 1955; and age 67 for a Participant born after December 31, 1954.

56.           “Social Security Wage Base” means with respect to any Plan Year the maximum amount of earnings which may be considered wages under Section 3121(a) of the Code for the calendar year in which falls the beginning of such Plan Year as in effect on the first day of such Plan Year.

57.           “TEFRA” means the Tax Equity and Fiscal Responsibility Act of 1982, as amended from time to time.

58.           “Top Paid Group” means the group consisting of the top 20% of the Employees when ranked on the basis of Section 415 Compensation during either the Look-Back Year or the calendar year beginning with or within the Look-Back Year as selected in Article I.

ARTICLE II

Employees described in Section 414(q)(5) of the Code and Q&A 9(b) of Section 1.414(q)-1T of the Treasury Regulations are included or excluded to the extent provided in Article I.

59.           “TRA ‘86” means the Tax Reform Act of 1986, as amended from time to time.

60.           “Total Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as determined by a licensed physician selected or approved by the Committee or such other definition as elected in Article I.

61.           “Transferred Benefits Account” means the Account maintained to record a Participant’s Transferred Benefit, forfeitures, if any, and other adjustments as required under Article V of the Plan.

62.           “Trust” means the Trust Agreement entered into between the Employer and the Trustee.  A Trust may include a custodial agreement or insurance contract, if applicable.

63.           “Trustee” means the trustee(s) named under the Trust or any successor Trustee named in a written instrument of the Board.

64.           “Unincorporated Entity” means a sole proprietorship, a partnership or a limited liability company.

65.           “Vesting Computation Period” means the 12 consecutive month period ending on the last day of the Plan Year that includes an Employee’s Employment Commencement Date and the last day of each subsequent Plan Year.

If elected in Article I or if the elapsed time method is selected in Article I, Vesting Computation Period means each 12 consecutive month period beginning on the Employee’s Employment Commencement Date and any subsequent 12 consecutive month period commencing on any anniversary date of the Employee’s Employment Commencement Date.

ARTICLE II

66.           “Year of Service” means an Eligibility Computation Period or Vesting Computation Period during which an Employee completes 1,000 or more Hours of Service or such lesser amount, if elected in Article I with the Employer.  With respect to any Eligibility Computation Period and any Vesting Computation Period, Hours of Service with any member of a Controlled Group shall be credited to the relevant Computation Period.  Unless elected otherwise in Article I, for purposes of eligibility and vesting, if a Plan Year is less than 12 months and an Employee has less than 1,000 Hours of Service during such short Plan Year but has completed 1,000 Hours of Service or such lesser amount, if elected in Article I, during the 12 consecutive month period 1ending on the last day of such short Plan Year, the Employee will be credited with one (1) Year of Service for the Plan Year.  If such Plan Year is not an Eligibility Computation Period for an Employee, the preceding sentence shall not apply for eligibility purposes.

For purposes of the elapsed time method, a Year of Service means a One-Year Period of Service with the Employer.  An Employee will receive credit for the aggregate of all time period(s) commencing with the Employee’s Employment Commencement Date or the date such Employee is credited with an Hour of Service upon re-employment and ending on the date a One-Year Period of Severance begins.  An Employee will also receive credit for any Period of Severance of less than 12 consecutive months.  Fractional portions of a year will be expressed in terms of days.

B.           Terms Not Defined in Article I and II of this Plan.
The following terms are defined in the Paragraphs and Articles specified below.

1.           Annuity Starting Date – See Paragraph A.1 of Article VII.

2.           Determination Date – See Paragraph A.1 of Article VIII.

3.           Election Period – See Paragraph A.2 of Article VII.

4.           Key Employee – See Paragraph A.2 of Article VIII.

5.           Non-Key Employee – See Paragraph A.3 of Article VIII.

6.           Qualified Joint and Survivor Annuity – See Paragraph A.3 of Article VII.

7.           Qualified Preretirement Survivor Annuity – See Paragraph A.4 of Article VII.

8.           Required and Permissive Aggregation Groups – See Paragraphs A.6 and B of Article VIII.

9.           Spouse or Surviving Spouse – See Paragraph A.5 of Article VII.

ARTICLE II

10.           Top-heavy Group – See Paragraph A.5 of Article VIII.

11.           Top-heavy Plan – See Paragraph A.4 of Article VIII.

12.           Transferred Benefits – See Paragraph A.6 of Article VII.

13.           Waiver Election – See Paragraph A.7 of Article VII.

ARTICLE II

III.           PARTICIPATION AND MEMBERSHIP

A.           Participation Date.  Each Eligible Employee shall become a Participant on the Entry Date specified in Article I if he or she is employed on such Entry Date.  However, if this Plan provides for Safe Harbor Employer Contributions, each Employee shall become a Participant on the same date he or she would be eligible to elect to make elective contributions under the terms of the Employer’s 401(k) plan.

1.           Vested Participants.  Any vested Participant who terminates employment and who is subsequently re-employed, shall be readmitted as a Participant as of the first day of his or her re-employment.

2.           Non-Vested Participants.  Any non-vested Participant who terminates employment and who is subsequently re-employed shall be considered a new Employee, and must again satisfy the requirements to become an Eligible Employee if his or her period of consecutive one-year Breaks-in-Service equals or exceeds the greater of (i) five (5); or (ii) the aggregate number of Years of Service completed before such termination of employment.  If such former Participant is not considered a new Employee pursuant to this Paragraph A.2, such former Participant shall participate in the Plan immediately upon his or her re-employment.

3.           Employee Not a Participant.  Any Employee who terminates employment prior to his or her Entry Date, but after satisfying the eligibility requirements of Article I, and who is rehired prior to incurring five (5) consecutive Breaks-in-Service shall become a Participant on the later of (i) his or her date of re-employment; or (ii) the first Entry Date following the date he or she becomes an Eligible Employee.  If this Plan provides for immediate full vesting of all Accounts, then an Employee who did not satisfy the Plan’s service requirement and has incurred a one-year Break-in-Service shall have his or her prior service disregarded.  Any Employee who terminates employment prior to his or her Entry Date and who is rehired after incurring five (5) consecutive Breaks-in-Service shall be considered a new Employee.

4.           Change in Employment Status.  Any Employee who is not a member of an eligible class of employees and becomes a member of an eligible class will participate immediately if such Employee would have otherwise previously become a Participant.

If a Participant becomes an Inactive Participant and has not incurred a one-year Break-in-Service, such Employee will participate immediately upon returning to an eligible class of employees.  If such Participant incurs a one-year Break-in-Service, eligibility will be determined under the Break-in-Service rules of this Article III.

ARTICLE III
III-1

B.           Leave of Absence. For purposes of eligibility, no Employee shall be deemed to have suffered a Break-in-Service if his or her employment is interrupted because such Employee has been on a Leave of Absence.  For purposes of eligibility, a Break-in-Service shall not be deemed to have occurred while an Employee is a member of the armed forces of the United States, provided that he or she returns to the service of the Employer within 90 days (or such longer period as may be prescribed by law) from the date he or she first became entitled to his or her discharge.

C.           Enrollment. The Employer shall, from time to time as requested by the Committee, provide a list of all of its Employees, their names and ages, the number of Hours of Service completed by each during the current Plan Year or other applicable Computation Period, their dates of hire, and any additional information the Committee may require.  The Committee shall determine from such lists which Employees are Eligible Employees and their Entry Dates for participation under the Plan.

D.           Waiver of Participation. If waiver of participation is permitted in Article I, the Plan may treat Employees who waive participation in the Plan as a nondiscriminatory class of Employees who are ineligible to participate.  A waiver made by an Employee must be irrevocable.  A waiver of participation shall not become effective if it would constitute a cash or deferred arrangement within the meaning of Section 401(k) of the Code.  A waiver of participation shall not be considered a cash or deferred arrangement if it is irrevocable, applies to all Plans maintained by the Employer, and is made prior to the date on which the Employee is first eligible to participate in the Plan.  The Committee shall establish uniform and nondiscriminatory procedures as it deems necessary to carry out this provision including, but not limited to, rules prescribing the timing and filing of elections to waive participation.  The Committee, in its sole discretion, shall determine the propriety of any such waiver.
E.           Omission of Eligible Employee. If, in any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously omitted or an error caused a Participant to be credited with less than his or her full allocation, the Committee shall determine the amounts (or additional amounts) which should have been credited to such Participant’s Account.  Any correction by the Committee regarding the omission of an Eligible Employee for a Plan Year will be consistent with the correction methods used under the Internal Revenue Service Employee Plan Compliance Resolution System.

F.           Inclusion of Ineligible Employee. Any correction by the Committee regarding the inclusion of an Eligible Employee for a Plan Year will be consistent with the correction methods used under the Internal Revenue Service Employee Plan Compliance Resolution System.

ARTICLE III
III-2

IV.           EMPLOYER CONTRIBUTIONS

A.           In General.
For each Plan Year in which this Plan is in effect, the Employer may make contributions to the Trust in one (1) or more installments in such amounts, if any, as provided in Article I; provided that (i) the Plan Year for which each contribution is made shall be designated at the time of the contribution or upon the income tax return of the Employer for any relevant Plan Year; (ii) no contribution to this Plan for any Plan Year shall exceed an amount which the Employer estimates will be deductible under Sections 404(a) and 404(j) of the Code; (iii) no contribution for any Plan Year shall cause the limitations on the Annual Addition of any Participant to be exceeded for such Plan Year; and (iv) no contribution shall be made for any Participant who did not complete a Year of Service during the relevant Plan Year unless Article I provides otherwise.

Contributions made to an Owner-Employee may be made only from such Owner-Employee’s Earned Income derived from the trade or business for which the Plan is established.

B.           Special Make-up Contribution. A previously forfeited Account Balance shall be restored in accordance with Article I.

C.           Corrective Contributions. Subject to all applicable limitations of the Code, the Employer may make additional contributions to the Plan as needed to correct any errors in administration which may occur from time to time.  Such corrective contributions shall be limited to the extent necessary (including earnings as applicable) to place affected Participants in the position they would have been in but for such error or errors, and shall be allocated to the account or accounts from which the error was made, subject to all rules and procedures otherwise applicable to such Accounts.  Corrective contributions made for a Plan Year will be consistent with the corrective methods used under the Internal Revenue Service Employee Plans Compliance Resolution System.

ARTICLE IV
IV-1

V.           ALLOCATIONS TO PARTICIPANTS’ ACCOUNTS

A.           Maintenance of Accounts.
Committee shall establish and maintain an Employer Contribution Account and, if applicable, a Rollover Contribution Account, a Safe Harbor Employer Contribution Account and/or a Transferred Benefits Account in the name of each Participant.

B.           Valuation of Trust.

1.           Date for Valuation.  As soon as administratively feasible after any Valuation Date, the Trustee shall value the Trust assets and liabilities on the basis of fair market values as of such Valuation Date.

2.           Instructions for Valuation.  If the Trustee, in making such valuations, shall determine that the Trust consists, in whole or in part, of property not traded freely on a recognized market, or that information necessary to ascertain the fair market value of any Trust assets or liabilities is not readily available to the Trustee, the Trustee may request the Committee to instruct the Trustee as to such fair market value for all purposes under the Plan; and in such event the fair market value determined by the Committee shall be binding and conclusive.  If the Committee fails or refuses to instruct the Trustee as to such fair market value within a reasonable time after receipt of the Trustee’s request, the Trustee shall take such action as it deems necessary or advisable to ascertain such fair market value, including the retention of such counsel and independent appraisers as it considers necessary; and in such event the fair market value determined by the Trustee shall be binding and conclusive.  The expenses incurred in retaining such counsel and/or independent appraisers shall be paid by the Trust.

C.           Allocation of Trust Earnings.

1.           General.  As of each Valuation Date and prior to the allocation of Employer contributions and, if applicable, Employee contributions and forfeitures for the Plan Year, the Committee shall allocate the increment of Trust net income to or charge Trust net losses against, as the case may be, the respective Accounts of the Participants in proportion to the balances (minus any distributions made to the Participant and any forfeitures declared in such Account after the immediately preceding Valuation Date) of such Accounts as of the immediately preceding Valuation Date.

2.           Segregated and Directed Accounts.  Notwithstanding the foregoing, segregated Accounts of a Participant held in accordance with the provisions of Paragraph B.4(a) of Article VII, and Paragraph B of Article XII if provided for in Article I, shall be valued separately on each Valuation Date, and the increment of Trust net income shall be allocated to or Trust net loss shall be charged against, as the case may be, such Accounts on a segregated basis.

ARTICLE V

D.           Allocation of Employer Contributions and Forfeitures.

1.           General.  Amounts contributed by the Employer for any Plan Year (and, if applicable, any previously unallocated forfeitures) shall be allocated to the Employer Contribution Accounts or Safe Harbor Employer Contribution Accounts as provided in Article I as of each Anniversary Date.

2.           Permitted Disparity Limit.  For any Plan Year this Plan benefits any Participant who benefits under another qualified plan or simplified employee pension, as defined in Section 408(k) of the Code, maintained by the Employer that provides for permitted disparity (or imputes disparity), the Employer will contribute for each Participant who is eligible for an allocation of Employer contributions, pursuant to Paragraph O of Article I, an amount equal to the excess contribution percentage multiplied by the Participant’s Section 415 Compensation.  Such amounts shall be allocated to the Employer Contribution Accounts of each eligible Participant in the proportion that each such Participant’s Section 415 Compensation bears to the Section 415 Compensation of all eligible Participants.

If this Plan provides for permitted disparity, then for Plan Years beginning on or after January 1, 1995, the number of years credited to the Participant for allocation or accrual purposes under this Plan, any other qualified plan or simplified employee pension plan (whether or not terminated) ever maintained by the Employer shall be limited to a total cumulation of permitted disparity of 35 years.  For purposes of determining the participant's cumulative permitted disparity limit, all years ending in the same calendar year are treated as the same year.  If the Participant has not benefited under a defined benefit or target benefit plan for any year beginning on or after January 1, 1994, the Participant has no cumulative disparity limit.

3.           Allocations That Rely On Cross-Testing.  If the allocation under Article I relies on the cross-testing rules of Section 1.401(a)(4)-8 of the Treasury Regulations, then for purposes of the last paragraph of Paragraph L of Article I, the Plan has broadly available allocation rates for the Plan Year if each allocation rate under the Plan is currently available during the Plan Year to a group of Employees that satisfies Section 410(b) of the Code (without regard to the average benefit percentage test).  For this purpose, if two allocation rates can be permissively aggregated under Section 1.401(a)(4)-4(d)(4) of the Treasury Regulations, assuming the allocation rates were treated as benefits, rights or features, they may be aggregated and treated as a single allocation rate.  In addition, the disregard of age and service conditions rules of in Section 1.401(a)(4)-4(b)(2)(ii)(A) of the Treasury Regulations do not apply for purposes of this paragraph.

ARTICLE V

The Plan has a gradual age or service schedule for the Plan Year if the allocation formula for all Employees under the plan provides for a single schedule of allocation rates under which (i) The schedule defines a series of bands based solely on age, Years of Service, or the number of points representing the sum of age and Years of Service (age and service points), under which the same allocation rate applies to all Employees whose age, Years of Service, or age and service points are within each band; and (ii) The allocation rates under the schedule increase smoothly at regular intervals.  A schedule of allocation rates increases smoothly if the allocation rate for each band within the schedule is greater than the allocation rate for the immediately preceding band but, by no more than five (5) percentage points.  However, a schedule of allocation rates will not be treated as increasing smoothly if the ratio of the allocation rate for any band to the rate for the immediately preceding band is more than 2.0 or if it exceeds the ratio of allocation rates between the two immediately preceding bands.

A schedule of allocation rates has regular intervals of age, Years of Service or age and service points, if each band, other than the band associated with the highest age, Years of Service, or age and service points, is the same length.  For this purpose, if the schedule is based on age, the first band is deemed to be of the same length as the other bands if it ends at or before age 25.  If the first age band ends after age 25, then, in determining whether the length of the first band is the same as the length of other bands, the starting age for the first age band is permitted to be treated as age 25 or any age earlier than 25.  For a schedule of allocation rates based on age and service points, the rules of the preceding two sentences are applied by substitution 25 age and service points for age 25.  For a schedule of allocation rates based on service, the starting service for the first service band is permitted to be treated as one (1) Year of Service or any lesser amount of service.

Minimum allocation rates are permitted.  A schedule of allocation rates under a plan does not fail to increase smoothly at regular intervals merely because a minimum uniform allocation rate is provided for all Employees or the minimum benefit described in Section 416(c)(2) of the Code is provided for all Non-Key Employees (either because the Plan is a Top-heavy Plan or without regard to whether the Plan is a Top-heavy Plan) if the schedule satisfies one of the following conditions: (i) the allocation rates under a plan are greater than the minimum allocation rate can be included in a hypothetical schedule of allocation rates that increases smoothly at regular intervals, within the meaning of this Paragraph D.3, where the hypothetical schedule has a lowest allocation rate no lower than one percent (1%) of Compensation; or (ii) for a plan using a schedule of allocation rates based on age, for each age band in the schedule that provides an allocation rate greater than the minimum allocation rate, there could be an Employee in that age band with an equivalent accrual rate that is less than or equal to the equivalent accrual rate that would apply to an Employee whose age is the highest age for which the allocation rate equals the minimum allocation rate.

ARTICLE V

4.           Suspension of Benefits if Participant Changes Employee Status.  If a Participant continues in the employ of the Employer, but changes his or her employment status to a class of employees that is ineligible for participation, such termination of participation shall not constitute a termination of employment for purposes of this Plan.  An otherwise eligible Participant shall accrue benefits in the Plan for the Plan Year in which he or she changes his or her employment status based on his or her Compensation received before the change in status.  However, such Inactive Participant shall not accrue further benefits under the Plan until he or she again becomes an Eligible Employee; provided, however, that Compensation received prior to his or her again becoming an Eligible Employee shall be disregarded.

5.           Amendments to Plan – Preservation of Accrued Benefit.  Notwithstanding anything to the contrary contained in this Plan, no amendment to the Plan shall be effective to the extent that it has the effect of (i) decreasing a Participant’s Accrued Benefit derived from Employer contributions; or (ii) except as provided by Treasury Regulations, eliminating an optional form of benefit, with respect to benefits attributable to Years of Service before the amendment; provided, however, that a Participant’s Accrued Benefit may be reduced to the extent required as a condition of meeting the standards for qualification of the Plan.  Furthermore, no amendment to the Plan shall have the effect of decreasing a Participant’s vested interest in his or her Accrued Benefit determined without regard to such amendment as of the later of the date such amendment was adopted, or becomes effective.

E.           Limitation on Allocation of Employer Contributions and Forfeitures.

1.           Dollar Amount and Percentage Limitations.  The Annual Addition allocated to a Participant’s Accounts shall not exceed the lesser of:

(a)           The Defined Contribution Dollar Limitation; or

(b)           100% of the Participant’s Section 415 Compensation for the Limitation Year; provided, however, that this compensation limitation shall not apply to:

(i)           Any contribution for medical benefits (within the meaning of Section 401(h) or 419A(f)(2) of the Code) after separation from service which is otherwise treated as an Annual Addition; or

(ii)           Any amount otherwise treated as an Annual Addition under Section 415(l)(1) of the Code.

ARTICLE V

(c)           For purposes of applying the limitation described in this Paragraph E, Section 415 Compensation shall include elective amounts not includible in the gross earnings of the Employee by reason of Section 132(f)(4) of the Code.

2.           Multiple Defined Contribution Plans and Welfare Benefit Fund Limitation.  If, in a Plan Year, a Participant also participates in a defined contribution plan or a welfare benefit fund maintained by the Employer or by another member of the Controlled Group, the limitations set forth in this Article V with respect to such Participant shall apply as if the Annual Additions accrued to such Participant under all defined contribution plans and welfare benefit funds in which the Participant has participated were derived from one Plan.

F.           Allocation Priorities if Limitations Exceeded. If the Annual Addition for a Participant is exceeded due to the allocation of forfeitures, a reasonable error in estimating a Participant Compensation, or a reasonable error in determining the amount of elective deferrals under Section 402(g)(3) of the Code with respect to any Plan Year, then compliance with such limitation shall be accomplished as follows.  First, the amount of the Participant’s Employee contributions for that Plan Year which were included in the Annual Addition shall be refunded to him or her; second, the excess of Employer contributions which cannot be allocated to any Participant for such Plan Year shall either be (i) allocated to the remaining Participants’ Accounts with any remaining unallocable Annual Additions held in a suspense account to reduce Employer contributions for the subsequent Limitation Year; or (ii) held in suspense accounts and applied to reduce future Employer contributions during the next Limitation Year, as elected in Article I.

G.           Key Man Insurance Proceeds. Any proceeds of key man insurance received by the Trust during any Plan Year shall be allocated to the Employer Contribution Accounts of the Participants who are otherwise eligible to receive an allocation of Employer contributions on the Anniversary Date of the Plan Year in which the insured died.  Such proceeds shall be allocated to each Participant in the ratio that each Participant’s Employer Contribution Account as of the first day of the Plan Year in which the proceeds are received bears to the value of all such Participants’ Employer Contribution Accounts.  The allocation of such amounts shall be treated as an investment gain of the Trust.

ARTICLE V

VI.           VESTING AND BENEFIT ENTITLEMENT

A.           Vesting. The Accrued Benefit credited to any Participant shall vest in him or her as follows:

1.           Full Vesting.  Safe Harbor Employer Contributions shall be fully vested.  A Participant’s Accrued Benefit shall be fully vested at his or her Normal Retirement Age.  A Participant will become fully vested no later than the later of the Participant’s 65th birthday or the fifth anniversary commencing the participation under the Plan.  Such Accrued Benefit shall also be fully vested upon a complete discontinuance of Employer contributions (if a profit sharing plan) or complete or partial termination of the Plan to the extent.

2.           Partial Vesting.  The Accrued Benefit of a Participant whose employment terminates, or who suffers a Break-in-Service, prior to his or her Normal Retirement Age, shall vest in him or her in accordance with the vesting provisions contained in Article I.

3.           Vesting with the Controlled Group.  If the Employer is a member of a Controlled Group, then Vesting credit shall be granted to an Employee for each Year of Service completed with the Employer and each other member of the Controlled Group.

B.           Forfeitures. Non-vested Accrued Benefits shall be forfeited in accordance with the following provisions:

1.           Cash-Out of $5,000 or Less.  Subject to Paragraph B.3 of this Article VI, a Participant who terminates employment with the Employer in any Plan Year with a vested Accrued Benefit equal to or less than $5,000, will be paid a distribution of the value of his or her entire vested Accrued Benefit as soon as administratively feasible after the event elected in Article I and the non-vested Accrued Benefit will be immediately forfeited unless a later date for the forfeiture of non-vested Accrued Benefits is elected in Article I.  For purposes of this Paragraph B.1, if the value of a Participant’s vested Accrued Benefit is zero (0), the Participant shall be deemed to have received a distribution of such zero (0) vested Accrued Benefit immediately upon employment termination or, if later, at the time the forfeiture occurs as elected in Article I.

2.           Cash-Out of More than $5,000.  Subject to Paragraph B.3 of this Article VI, a Participant who terminates employment with the Employer, with a vested Accrued Benefit greater than $5,000, may elect to receive the entire value of his or her vested Accrued Benefit as soon as administratively feasible after the event elected in Article I, and the non-vested Accrued Benefit will be immediately forfeited unless a later date for the forfeiture of non-vested Accrued Benefits is elected in Article I.

ARTICLE VI

3.           Reduced Cash-Out Limit.  If elected in Article I, the involuntary cash-out distribution limit of $5,000 described above shall be reduced.

4.           Partial Cash-Outs of Vested Benefits.  If the Participant receives a distribution of less than his or her entire vested Accrued Benefit during a Plan Year, the portion of the non-vested Accrued Benefit that will be immediately forfeited (unless Article I does not provide for a forfeiture of a partial cash-out distribution or a later date for the forfeiture of non-vested Accrued Benefits is elected in Article I) is the total non-vested Accrued Benefit multiplied by a fraction, the numerator of which is the amount of the vested Accrued Benefit that was distributed and the denominator of which is the total vested Accrued Benefit.

5.           Value of Rollover Contributions.  If provided in Article I, for purposes of this Paragraph B and Paragraph B.5 of Article VII, the value of a Participant's vested Accrued Benefit shall be determined without regard to the portion of the vested Accrued Benefit that is attributed to Rollover Contributions (and earnings allocable thereto).

6.           Rehire After Cash-Out.  If a Participant receives a distribution pursuant to this Paragraph B, resumes employment covered under this Plan and, if required by Article I, repays to the Plan the full amount distributed to the Participant before the earlier of five (5) years after the first date on which the Participant is subsequently re-employed by the Employer or the date on which the Participant incurs five (5) consecutive one-year Breaks-in-Service following the date of the previous distribution, then the amount that was forfeited shall be restored.  If a terminated Participant who had no vested Accrued Benefit and was deemed to have received a distribution later resumes covered employment before the date the Participant incurs five (5) consecutive one-year Breaks-in-Service, the amount that was previously forfeited by such Participant will be restored to his or her Account.

7.           Delayed Forfeiture.  If the Employer elects in Article I to delay forfeiture of non-vested Accrued Benefits until after the Plan Year of distribution, the separate account rule in Paragraph C of this Article VI shall apply until the forfeiture actually occurs.  If the forfeiture occurs prior to five (5) consecutive one-year Breaks-in-Service, then the above rules of this Paragraph B will apply after Paragraph C of this Article VI no longer applies.

8.           Separate Account on In-Service Distribution.  If this is a profit sharing plan which allows for a distribution on account of hardship or other in-service distributions at any time when a Participant has a non-forfeitable right to less than 100% of the Accrued Benefit, and the Participant may increase the non-forfeitable percentage in his or her Account, a separate account as provided in Paragraph C of this Article VI will be established for the non-vested portion of the Accrued Benefit of the Participant who receives an in-service distribution.

ARTICLE VI

9.           Accumulated Deductible Contributions.  For Plan Years beginning after December 31, 1988, a Participant’s vested Accrued Benefit shall include accumulated deductible employee contributions within the meaning of Section 72(o)(5)(B) of the Code for purposes of the cash-out provisions of this Article VI.

C.           Re-Vesting in Forfeitures Upon Re-Employment. If a Participant receives a distribution of his or her vested Accrued Benefit at a time when such Participant’s vested interest is less than 100% and if, at the time of payment to the Participant, the Participant’s non-vested benefit has not been forfeited, a separate account shall be established for the non-vested portion of the Participant’s interest in the Plan as of the time of the distribution, and if he or she returns to the employ of the Employer prior to the time he or she suffers five (5) consecutive one-year Breaks-in-Service or an earlier forfeitable event as elected in Article I, then at any “Relevant Time” the Participant’s vested portion of the separate account shall be an amount (“X”) determined by the formula X = P(AB + D) – D or if elected in Article I determined by the formula X=P(AB+(RxD))-(RxD).  For purposes of applying either formula, P is the vested percentage at the Relevant Time; AB is the account balance at the Relevant Time; D is the amount of the distribution; and R is the ratio of the account balance at the Relevant Time to the account balance after distribution.  If a Participant returns to the employ of the Employer prior to incurring five (5) consecutive one-year Breaks-in-Service or an earlier forfeitable event, he or she shall continue on the vesting schedule set forth in Paragraph A.2 of this Article VI as if he or she had not left, and he or she shall be a Participant as of his or her date of rehire.

D.           Limitation on Vesting Upon Re-Employment. If a terminated Participant is re-employed by the Employer, then, except as provided for in this Article VI, all of the Participant’s Years of Service before his or her re-employment shall be considered as Years of Service after his or her re-employment for the purpose of determining the Participant’s Accrued Benefit under the Plan derived from Employer contributions allocated to the Participant subsequent to his or her date of re-employment.

E.           Vesting Upon Change of Employment Status. If a Participant becomes an Inactive Participant, his or her Accrued Benefit shall continue to vest as long as he or she is an Employee of the Employer or its Controlled Group and has not incurred a Break-in-Service.

F.           Vested Interest Not Distributed. If a terminated Participant has not received a distribution or a deemed distribution of his or her vested Accrued Benefit, then his or her Accrued Benefit shall be credited with its share of Trust net earnings, gains, or losses and changes in the fair market value of the Trust assets through the Valuation Date next preceding actual distribution and forfeiture, if any.

ARTICLE VI

G.           Break-in-Service While Still Employed. If a Participant incurs a Break-in-Service but does not terminate employment with the Employer, his or her Accrued Benefit shall remain in the Trust and shall be credited with its share of Trust net earnings, gains, or losses and changes in the fair market value through the Valuation Date next preceding distribution and forfeiture, if any.

H.           Effect of Break-in-Service – Vested Participant. If a Participant has five (5) consecutive one-year Breaks-in-Service, he or she shall not have credited to him or her Years of Service accrued subsequent to such Break-in-Service for purposes of determining his or her vested interest in his or her Accrued Benefit derived from Employer contributions credited prior to such Break-in-Service.

I.           Reserved.

J.           Effect of Break-in-Service – Non-Vested Participant. If a Participant does not have a vested interest in any portion of his or her Accrued Benefit at the time a Break-in-Service occurs, Years of Service prior to the Break-in-Service shall not be taken into account in determining the Participant’s vested interest in his or her Accrued Benefit if the number of consecutive one-year Breaks-in-Service equals or exceeds the greater of five (5) or the aggregate number of Years of Service prior to the Break-in-Service.

If a former Participant has five (5) or more consecutive one-year Breaks-in-Service, his or her Years of Service prior to such Breaks-in-Service shall be taken into account in determining the former Participant’s vested interest in his or her Accrued Benefit only if either:

1.           Such former Participant had a vested interest in his or her Accrued Benefit at the time of his or her termination of employment; or

2.           Upon his or her re-employment, the number of consecutive one-year Breaks-in-Service is less than the number of Years of Service completed prior to the Break-in-Service.

Separate Accounts shall be maintained for the Participant’s pre-Break and post-Break Accrued Benefit and both Accounts shall share in the allocation of Trust earnings and losses as provided in Article V of the Plan.

With respect to any former Participant whose prior service is not disregarded under the break-in-service rules in effect prior to the first Plan Year beginning after December 31, 1984, whether the Plan may subsequently disregard the years of service is governed by the provisions of this Paragraph J.

ARTICLE VI

K.           Limitation on Right to Amend Vesting Schedule. Any amendment changing the vesting schedule shall:

1.           Not cause any Participant’s vested interest in such Participant’s Accrued Benefit to be less than such Participant’s vested interest on the day before such amendment becomes effective; and

2.           Permit any Participant having at least three (3) Years of Service at the end of the election period the option to elect, irrevocably, within a reasonable period after the adoption of such amendment, to have such Participant’s vested interest determined without regard to said amendment (that is, in accordance with the vesting schedule in effect prior to such amendment).  The election period shall begin on the date the amendment is adopted and end not earlier than 60 days after the latest of (i) the adoption date; (ii) the effective date; or (iii) the date written notice of the right of election is given to the Participant.

If a Participant does not elect a vesting schedule, then he or she will be vested in accordance with the most favorable vesting schedule.

ARTICLE VI

VII.           DISTRIBUTION OF BENEFITS

A.           Definitions.

1.           “Annuity Starting Date” means the first day of the first period for which an amount is payable as an annuity to a Participant, or in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to a benefit.  For purposes of the preceding sentence, the first day of the first period for which a benefit is to be received on account of separation from service by reason of disability shall be treated as the Annuity Starting Date only if such disability benefit is not an auxiliary benefit.

2.           “Election Period” means, with respect to a Qualified Joint and Survivor Annuity, the 90-day period ending on the Annuity Starting Date.  With respect to a Qualified Preretirement Survivor Annuity, Election Period means the period beginning on the first day of the Plan Year in which Participant attains age 35 and ending on the date of the Participant’s death.  If a Participant separates from service prior to age 35, the Election Period shall begin on the date of separation from service with respect to benefits accrued as of that date.

A Participant who has not attained age 35 as of the end of any Plan Year may make a special Waiver Election to waive the Qualified Preretirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age 35.  Such election will not be valid unless the Participant receives a written explanation of the Qualified Preretirement Survivor Annuity.  The Qualified Preretirement Survivor Annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35.  Any new Waiver Election on or after such date shall be subject to the full requirements of this Article VII.

3.           “Qualified Joint and Survivor Annuity” means, with respect to a married Participant, an immediate annuity for the life of the Participant with a survivor annuity for the life of his or her Spouse which is 50%, or a greater percentage as elected in Article I, of the amount of the annuity paid for the joint lives of the Participant and his or her Spouse and which is the actuarial equivalent of a single annuity for the life of the Participant.  With respect to an unmarried Participant, a Qualified Joint and Survivor Annuity means an annuity for the life of the Participant.

4.           “Qualified Preretirement Survivor Annuity” means an immediate annuity for the life of the Participant’s Spouse, the payment under which is equal to 50%, or a greater percentage as elected in Article I, of the sum of the Participant’s Accrued Benefit and any insurance proceeds payable upon death of the Participant; any security interest held by the Plan by reason of an outstanding loan to the Participant shall be taken into account in determining the amount of the Qualified Preretirement Survivor Annuity.

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VII-1

5.           “Spouse” or “Surviving Spouse” means a person who has been married to the Participant throughout the one-year period (unless otherwise elected in Article I) ending on the earlier of the date of the Participant’s death or such Participant’s Annuity Starting Date; provided, however, that a former Spouse shall be treated as the Spouse or Surviving Spouse to the extent required under a Qualified Domestic Relations Order.  The one-year marriage requirement does not apply to the payment of a Qualified Joint and Survivor Annuity.

6.           “Transferred Benefits” mean the benefits of a Participant derived from another qualified plan that are involuntarily transferred to this Plan subject to the requirements of Section 414(l) of the Code and, where applicable, the annuity and survivor annuity requirements of Sections 401(a)(11) and 417 of the Code.  A Participant shall vest in his or her Transferred Benefits Account in accordance with Article I, but subject to the vesting requirements of Section 411(a)(10) of the Code.  A rollover and voluntary transfer described in Q&A 3 of Section 1.411(d)-4 of the Treasury Regulations will not be deemed a transfer of benefits.

7.           “Waiver Election” means a written election by a Participant during the Election Period to receive the payment of the Participant’s vested Accrued Benefit in a manner other than a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity.  A Waiver Election must be consented to by the Participant’s Spouse.  The Spouse’s consent must acknowledge the effect of the waiver and must be witnessed by either the Plan representative or a notary public as required at the sole discretion of the Committee.  The Spouse’s consent will be deemed made if the Participant establishes to the satisfaction of the Committee that (i) there is no Spouse; or (ii) the Spouse cannot be located.  If the Spouse is legally incompetent to give consent, the Spouse’s legal guardian, even if the guardian is the Participant, may give consent.  Also, if the Participant is legally separated or the Participant has been abandoned (within the meaning of local law) and the Participant has a court order to such effect, spousal consent is not required unless a Qualified Domestic Relations Order provides otherwise.  Similar rules apply to a plan subject to the requirements of Section 401(a)(11)(B)(iii)(I) of the Code.  Any consent made or deemed made hereunder shall be valid only with respect to the Spouse who signs, or is deemed to have signed, the consent.  The Waiver Election of a Qualified Preretirement Survivor Annuity shall identify the Beneficiary or class of Beneficiaries or any contingent Beneficiaries.  The Waiver Election of a Qualified Joint and Survivor Annuity shall identify the Beneficiary or class of Beneficiaries or contingent Beneficiary, if applicable, and the method of payment.  Any change in the Waiver Election shall require a new spousal consent, unless the original consent of the Spouse expressly permits designations by the Participant without any requirement of further consent by the Spouse and acknowledges that the more restrictive consent could have been given.  A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the Annuity Starting Date.  The Participant may revoke a Waiver Election at any time, but any new Waiver Election must comply with the requirements of this Paragraph A.7.  A former Spouse’s consent to a Waiver Election shall not be binding on a new Spouse.

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VII-2

B.           Distribution With Annuity Option – Other Than Death. If the Plan is a money purchase pension plan or if the Plan is a profit sharing plan with an annuity option selected in Article I, the Committee shall direct the Trustee to distribute to a Participant the amount of his or her vested Accrued Benefit as a result of the Participant’s (i) termination of employment for any reason other than death; (ii) Total Disability before Normal Retirement Age; or (iii) retirement on or after Normal Retirement Age in accordance with this Paragraph B.  Such Accrued Benefit shall be determined as of the Valuation Date preceding the date of the Participant’s distribution.

1.           Payment of Qualified Joint and Survivor Annuity.  A Participant shall automatically receive his or her vested Accrued Benefit in the form of a Qualified Joint and Survivor Annuity unless the Participant makes a Waiver Election during the applicable Election Period.

2.           Notice Requirements.  The Committee shall provide to each Participant within a period of time of no less than thirty (30) days and no more than 90 days prior to the Annuity Starting Date, a written explanation of (i) the terms and conditions of a Qualified Joint and Survivor Annuity; (ii) the Participant’s right to make, and the effect of, a Waiver Election waiving the Qualified Joint and Survivor form of benefit; (iii) the rights of a Spouse to consent to any Waiver Election which waives his or her rights to such form of Annuity; and (iv) the right to make, and the effect of, a revocation of a previously made Waiver Election.

The Participant shall be furnished with a general description of all the eligibility conditions and other material features of the optional forms of benefits and information explaining the relative values of the various optional forms of benefits that are available under the terms of the Plan in a like manner and within the time period as stated in the preceding paragraph.  The requirement to provide relative values of the optional forms of benefits shall only apply to plans that offer a life annuity form of payment.  Written consent of the Participant to a distribution must be made after the Participant receives such notice and must not be made more than 90 days before the Annuity Starting Date.

If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than thirty (30) days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

ARTICLE VII
VII-3

The Committee clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option); and

The Participant, after receiving the notice, affirmatively elects a distribution.

If a distribution is one to which Sections 401(a)(11) and 417 of the Code apply, such distribution may commence less than thirty (30) days after the notice is given provided that:

The Committee provides information to the Participant clearly indicating that the Participant has a right to at least thirty (30) days to consider whether to waive the Qualified Joint and Survivor Annuity and consent to a form of distribution other than a Qualified Joint and Survivor Annuity;

The Participant is permitted to revoke an affirmative distribution election at least until the Annuity Starting Date, or if later, at any time prior to the expiration of the seven (7) day period that begins the day after the explanation of the Qualified Joint and Survivor Annuity is provided to the Participant;

The Annuity Starting Date is after the date that the explanation of the Qualified Joint and Survivor Annuity is provided to the Participant.  However, for distributions made after December 31, 1996, the Annuity Starting Date may be before the date that the written explanation is given to the Participant, provided that the distribution does not commence until at least thirty (30) days after such written explanation is provided to such Participant; and

Distribution in accordance with the affirmative election does not commence before the expiration of the seven (7) day period that begins the day after the explanation of the Qualified Joint and Survivor Annuity is provided to the Participant.

3.           Alternate Forms of Benefit Payments.  During any time that a Waiver Election is in effect, the Participant shall elect to have his or her vested Accrued Benefit distributed in one (1) of the alternate forms of payment described in subparagraphs (a) through (e) of this Paragraph B.3 as permitted in Article I.  The Committee shall instruct the Trustee to distribute the benefits in such form.  If a Waiver Election is in effect when benefits are distributable, but no method of distribution is otherwise selected by the Participant, then the Committee shall make reasonable efforts to obtain an election of a method of distribution from such Participant.  If the Committee is unable to obtain an election for a method of distribution from such Participant, then the benefits shall be deferred until the later of Normal Retirement Age or age 62, at which time the benefits shall be paid in the form of a Qualified Joint and Survivor Annuity if required, or in the form of a cash lump sum in all other cases.

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VII-4

(a)           The payment of the Participant’s vested Accrued Benefit in a single sum in cash or in kind.

(b)           Except as provided in subparagraph 4(a) of this Paragraph B, the payment of the Participant’s vested Accrued Benefit as an annuity, in a series of monthly payments, variable or fixed, with or without a period certain, for his or her life or for the joint lives of the Participant and his or her Designated Beneficiary.

(c)           The payment of the Participant’s vested Accrued Benefit in a series of installments.

(d)           Any combination of the methods described above.

If a distribution constitutes an Eligible Rollover Distribution, the payment of the Participant’s vested Accrued Benefit in a total or partial direct transfer to an Eligible Retirement Plan, provided that a partial direct transfer shall equal at least $500.

4.           Restriction on Alternate Form of Benefits.

(a)           If this Plan does not provide for a Qualified Joint and Survivor Annuity, no distributions shall be made in the form of a life annuity.  In-kind distributions requested by a Participant, if permissible under Article I, shall be made available in a non-discriminatory manner under Section 401(a)(4) of the Code and if permitted by the issuer of the particular asset.  If a Participant elects installments, his or her installment payments shall be payable not less frequently than annually over a period not to exceed any one of the following permissible periods:

(i)           A period certain not extending beyond the life expectancy of the Participant; or

(ii)           A period certain not extending beyond the joint and last survivor expectancy of the Participant and a Designated Beneficiary.

The Trustee may segregate the unpaid balance of the Participant’s vested Accrued Benefit in one (1) or more banks, trust companies, savings and loan associations or similar institutions, including the Trust or any of its affiliates, if applicable, for investment in savings accounts, certificates of deposit, government bonds, bankers’ acceptances or similar securities.  Unless violative of Section 401(a)(9) of the Code, net earnings on the unpaid vested Accrued Benefit shall be distributed with the last payment.

ARTICLE VII
VII-5

Any deferred distribution from an annuity contract in a form other than a Qualified Joint and Survivor Annuity shall require a Waiver Election.  The annuity contract shall provide for the notice provisions of REACT and shall comply with the requirements of this Plan, including the Participant’s rights to optional forms of benefits and the distribution requirement of Section 401(a)(9) of the Code and the regulations thereunder.  Any annuity contract distributed hereunder must be non-transferable.

5.           Distribution Consent Requirements.  Subject to subparagraph (g) of this Paragraph B.5, if the Participant's vested Accrued Benefit exceeds $5,000, the Participant and the Participant's Spouse or the survivor of the two must consent to any distribution if the form of payment is payable in other than a Qualified Joint and Survivor Annuity.

(a)           Notwithstanding the foregoing, if this Plan is not subject to Section 401(a)(11) and 417 of the Code only the Participant's consent is required.  Written consent of the Participant or the Participant's Spouse is not required if the vested Accrued Benefit does not exceed $5,000 at the date of distribution.  However, if a Participant has begun to receive distributions pursuant to an optional form of benefit that provides for a schedule of periodic distribution, consent will be required even if the Participant’s remaining vested Accrued Benefit is less than $5,000.

(b)           If this Plan is subject to Sections 401(a)(11) and 417 of the Code, a distribution may not be made after the Annuity Starting Date unless the Participant and the Spouse of the Participant or the Surviving Spouse consent in writing to such distribution even if the vested Accrued Benefit is less than or equal to $5,000.

(c)           If the Participant separates from service with a vested Accrued Benefit of at least $200 but not more than $5,000, such Participant shall be entitled to elect a direct transfer or partial direct transfer of his or her Accrued Benefit as described in Paragraph B.3 of this Article VII.  If the Participant fails to make such election, his or her vested Accrued Benefit shall be paid to him or her in a single sum payment subject to mandatory federal income tax withholding.  Such payment shall occur thirty (30) days after the receipt of the notice described in Paragraph B.2 of this Article VII but before the 90 day period described in such Paragraph B.2 has expired.

(d)           Notwithstanding the preceding subparagraph (c), for distributions made on or after March 28, 2005 if the Participant’s vested Accrued Benefit, including any Rollover Contributions, is greater than $1,000 (or a lesser amount if elected in Article I), the Committee shall establish an individual retirement account for the benefit of the Employee unless otherwise elected in Article I.  Such transfer shall occur thirty (30) days after the receipt of the notice described in Paragraph B.2 of this Article VII but before the 90 day period described in such Paragraph B.2 has expired.

ARTICLE VII
VII-6

(e)           If elected in Article I, the involuntary cash-out distribution limit of $5,000 described above shall be reduced.  The determination of whether Rollover Contributions (and earnings allowable thereto) are included in the value of the Participant's vested Accrued Benefit for purposes of the involuntary cash-out distribution limit but not for purposes of automatic rollover to an individual retirement account for mandatory distribution shall be made in accordance with Article I.

(f)           If the Participant’s vested Accrued Benefit is less than $200, it shall be paid to him or her in a single sum payment as soon as administratively feasible after the date elected in Article I unless the direct payment of a distribution to a Participant has been reduced below $200 pursuant to Article I.

(g)           If and to the extent elected in Article I, the $5,000 dollar amount described in the first paragraph of this Paragraph B.5 shall be $3,500.

6.           Special Rules.  The Committee shall notify the Participant and the Participant’s Spouse of the right to defer benefits to the later of age 62 or the Normal Retirement Age under the Plan and the right to optional forms of benefit as described in Paragraph B.3 of this Article VII.  The notice to defer benefits and the explanation of the optional forms of benefits shall comply with Paragraph B.2 of this Article VII.  If the benefit is payable commencing before the later of age 62 or the Normal Retirement Age, in a Qualified Joint and Survivor Annuity, or from a profit sharing plan not subject to the survivor annuity requirements of REACT, only the Participant’s consent is required.  If this Plan is terminated and an annuity that may be purchased from a commercial provider is not offered as an optional form of distribution, the Participant’s Accrued Benefit payable upon termination may be distributed to the Participant without his or her consent.  The preceding sentence shall not apply if the Employer maintains another defined contribution plan within the Controlled Group other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code to which benefits are transferred from the terminated Plan.  However, the transfer need not require Participant consent.  All transfers shall comply with the rules of Section 411(d)(6) of the Code.  The consent requirements of this Paragraph B.6 do not apply to the extent that a distribution is required to satisfy the requirements of Sections 401(a)(9) and 415 of the Code.

7.           Accumulated Deductible Employee Contributions.  Before the first day of the first Plan Year beginning after December 31, 1989, the Participant’s vested Accrued Benefit shall not include accumulated deductible employee contributions within the meaning of Section 72(o)(5)(B) of the Code.  These employee contributions, if any, shall be maintained in a separate account.

ARTICLE VII
VII-7

8.           Incidental Benefit Rule.  The Committee shall ensure that all distributions required under this Article VII shall be made and determined in accordance with Section 401(a)(9) of the Code and the regulations issued thereunder, including the minimum distribution and incidental benefit requirements of Section 401(a)(9)(G) of the Code.

9.           Commencement of Benefits.  Distribution to any Participant of his or her vested Accrued Benefit shall commence not later than the April 1 of the calendar year following the calendar year in which he or she attains age 70½.

(a)           Notwithstanding the foregoing, if elected in Article I, the required beginning date for minimum required distributions for any Participant (other than a 5%-Owner) is the April 1 of the calendar year following the later of the calendar year in which such Participant attains age 70½ or the calendar year in which such Participant retires.

(b)           If elected in Article I, the required beginning date for minimum required distributions is the April 1 of the calendar year following the calendar year in which the Participant attains age 70½, except that benefit distributions to a Participant (other than a 5%-Owner) with respect to benefits accrued after the later of the adoption or effective date of an amendment to the Plan must commence by the later of the April 1 of the calendar year following the calendar year in which the Participant attains age 70½ or retires.

(c)           If elected in Article I, any Participant (other than a 5%-Owner) who attained age 70½ prior to January 1, 1997 and who is still employed by the Employer, may elect, in accordance with the administrative procedures established by the Committee, to stop receiving minimum required distributions until April 1 of the calendar year following retirement.  If provided in Article I, there shall be a new Annuity Starting Date upon recommencement.  Any such election shall not affect a new Participant’s right to elect an in-service distribution pursuant to Article I of the Plan.  The election to stop receiving minimum required distributions shall also apply to any Participant who is currently receiving minimum required distributions and has not been given the right to elect to stop such distributions.

(d)           If provided in Article I, any Participant (other than a 5%-Owner) who attains age 70½ after 1995 and is still employed by the Employer may elect, in accordance with the administrative procedures established by the Committee, to defer receiving minimum required distributions until the calendar year following retirement.  Such election must be made by the April 1 of the calendar year following the calendar year in which the Participant attained age 70½ (i.e., by April 1, 1997 if the Participant attained age 70½ in 1996) unless such Participant has not been given the right to elect to defer such distributions.  If a Participant fails to make such election, such Participant will begin receiving a minimum required distribution by the April 1 of the calendar year following the calendar year in which the Participant attains age 70½ (i.e., by April 1, 1997 if the Participant attained age 70½ in 1996).

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VII-8

(e)           If elected in Article I, the preretirement age 70½ distribution option is only eliminated with respect to Participants who attain age 70½ in or after a calendar year that begins after the later of December 31, 1998, or the adoption date of this amendment.  This provision shall not affect the Participant’s right to receive an in-service distribution pursuant to Article I of the Plan.

(f)           Any amendment made to an existing plan to eliminate distributions after age 70½ shall not apply if the amendment is not adopted by the last day of the remedial amendment period that applies to such plan due to changes made by the Small Business Job Protection Act of 1996.

(g)           If this document establishes a new plan and if elected in Article I, any Participant (other than a 5%-Owner) who is still employed by the Employer and who has attained age 70½ will not be entitled to received distributions until the April 1 of the calendar year following retirement.  This provision shall not affect the Participant’s right to elect an in-service distribution pursuant to Article I of the Plan.

(h)           Notwithstanding the above, once minimum required distributions have commenced to a 5%-Owner under this Paragraph B.9, such distributions shall continue.

10.           Coordination with Minimum Distribution Requirements Previously in Effect.  If Article I specifies an effective date to apply the Final and Temporary Regulations under Section 401(a)(9) of the Code that is earlier than calendar years beginning with the 2003 calendar year, required minimum distributions for 2002 under this Article VII will be determined as follows:

(a)           If the total amount of 2002 required minimum distributions under the Plan made to the Distributee or Designated Beneficiary prior to the effective date stated in Paragraph GG.1 of Article I equals or exceeds the required minimum distributions determined after the effective date in such Paragraph, then no additional distributions will be required to be made for 2002 on or after such date to the Distributee or Designated Beneficiary.

ARTICLE VII
VII-9

(b)           If the total amount of 2002 required minimum distributions under the Plan made to the Distributee or Designated Beneficiary prior to the effective date of Paragraph GG.1 of Article I is less than the amount determined after the effective date of such Paragraph, then required minimum distributions for 2002 on and after such date will be determined so that the total amount of required minimum distributions for 2002 made to the Distributee or Designated Beneficiary will be the amount determined after the effective date specified in Paragraph GG.1 of Article I.

(c)           With respect to distributions under the Plan made prior to the effective date specified in Paragraph GG.1 of Article I but no earlier than the calendar year beginning January 1, 2001, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary.

(d)           Notwithstanding the other provisions of this Article VII, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of TEFRA and the provisions of Paragraph G of this Article VII.

11.           Amount of Required Minimum Distribution During the Participant's Lifetime.

(a)           During the Participant's lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(i)           The quotient obtained by dividing the Participant's account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Final Treasury Regulations, using the Participant's age as of the Participant's birthday in the Distribution Calendar Year; or

(ii)           If the Participant's sole Designated Beneficiary for the Distribution Calendar Year is the Participant's Spouse, the quotient obtained by dividing the Participant's account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Final Treasury Regulations, using the Participant's and Spouse's attained ages as of the Participant's and Spouse's birthdays in the Distribution Calendar Year.

(b)           For purposes of Paragraphs B and C of this Article VII, a Participant's account balance shall equal his or her Accrued Benefit as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date.  The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Year if distributed or transferred in the valuation calendar year.

ARTICLE VII
VII-10

(c)           For purposes of required minimum distributions, life expectancy, where applicable, shall be computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Final Treasury Regulations.

(d)           For the purposes of Paragraphs B and C of this Article VII, Designated Beneficiary means the individual who is designated as the Beneficiary as described in Paragraph A.16 of Article II and is the Designated Beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-4 of the Final Treasury Regulations.

(e)           Required minimum distributions will be determined under this Paragraph B.11 beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant's date of death.

12.           Forms of Distribution.  Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first Distribution Calendar Year distributions will be made in accordance with Paragraph B.11 and subparagraphs C.2(b), (c), (d) (e) and (f) of this Article VII.  If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Final and Temporary Treasury Regulations issued on April 17, 2002.

13.           Distribution on Total Disability.  Notwithstanding any delay in the timing of distributions pursuant to Article I, if a Participant terminates employment as a result of Total Disability, he or she shall be eligible for the immediate commencement of his or her vested Accrued Benefit as soon as administratively feasible after such termination; provided that the Participant shall make a written application for and submit to the Committee sufficient evidence to establish his or her Total Disability.  The Committee, in its sole discretion, may demand further examination by an independent physician acceptable to it to determine the Participant’s Total Disability before approving or denying any such claim.  If the Plan is a profit sharing plan and if permitted in Article I, a Participant may receive an in-service distribution of his or her vested Accrued Benefit on account of Total Disability.

C.           Distribution at Death. If the Plan is a money purchase pension plan or if the Plan is a profit sharing plan with an annuity option selected in Article I, and if a Participant ceases participation under the Plan by reason of his or her death prior to the Annuity Starting Date, unless there has been a valid Waiver Election during the applicable Election Period, a Qualified Preretirement Survivor Annuity shall be paid to the Surviving Spouse commencing on the later of the Normal Retirement Age or the date that the Participant would have attained age 62 unless an alternate form of benefit is selected.  The Surviving Spouse may elect to have such annuity distributed within a reasonable time after the Participant’s death, subject to an adjustment on account of an earlier distribution.

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VII-11

1.           Notice Requirements and Alternate Forms of Death Benefits.

(a)           The Committee shall provide each Participant a written explanation of the Qualified Preretirement Survivor Annuity in such terms and in such manner as would be comparable to the explanations provided for meeting the notice requirements of Paragraph B.2 of this Article VII applicable to a Qualified Joint and Survivor Annuity.  Except for separation from service prior to age 35, the applicable period for a written explanation to a Participant is whichever of the following periods ends last: (i) the period beginning with the first day of the Plan Year in which the Participant attained age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attained age 35; (ii) a reasonable period ending after an Employee becomes a Participant; (iii) a reasonable period ending after the Plan no longer fully subsidizes the benefit; or (iv) a reasonable period ending after Section 401(a)(11) of the Code first applies to the Participant.  For purposes of applying clauses (ii), (iii) and (iv), a reasonable period ending after the last of these events have occurred means the end of the two-year period beginning one (1) year prior to the date the applicable event occurs, and ending one (1) year after that date.

(b)           If a Participant separates from service before the Plan Year in which the Participant attains age 35, notice shall be provided within the two-year period beginning one (1) year prior to separation and ending one (1) year after separation.  If the Participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined as described in clauses (i), (ii), (iii) and (iv) of this Paragraph C.1(a).

(c)           During any time that a Waiver Election is in force, the Participant may elect to have his or her death benefit distributed in any one of the ways permitted by Paragraph JJ. of Article I, including without limitation, a total or partial direct transfer to an Eligible Retirement Plan, if the distribution constitutes an Eligible Rollover Distribution.

(d)           If, at the death of a Participant, his or her death benefit is payable in the form of a Qualified Preretirement Survivor Annuity, the Participant’s Surviving Spouse shall be entitled to select by written election an alternate form of benefit payment in any of the ways permitted in Paragraph JJ. of Article I, including without limitation, a total or partial direct transfer to an Eligible Retirement Plan, if the distribution constitutes an Eligible Rollover Distribution.

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VII-12

2.           Time of Distribution Upon Death.  Upon the death of a Participant, the following distribution provisions shall apply:

(a)           If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(i)           If the Participant's Surviving Spouse is the Participant’s sole Designated Beneficiary, then, except as provided in Article I, distributions to the Surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(ii)           If the Participant’s Surviving Spouse is not the Participant’s sole Designated Beneficiary, then, except as provided in Article I, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(iii)           If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(iv)           If the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary and the Surviving Spouse dies after the Participant but before distributions to the Surviving Spouse begin, this subparagraph C.2(a), other than subparagraph C.2(a)(i), will apply as if the Surviving Spouse were the Participant.

For purposes of this Paragraph C.2, unless subparagraph C.2(a)(iv) applies, distributions are considered to begin on the Participant’s required beginning date. If subparagraph C.2(a)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the Surviving Spouse under subparagraph C.2(a)(i). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s Surviving Spouse before the date distributions are required to begin to the Surviving Spouse under subparagraph C.2(a)(i)), the date distributions are considered to begin is the date distributions actually commence.

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(b)           If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant's account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s Designated Beneficiary, determined as follows:

(i)           The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one (1) for each subsequent year.

(ii)           If the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary, the remaining life expectancy of the Surviving Spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the Surviving Spouse’s age as of the Spouse’s birthday in that year. For Distribution Calendar Years after the year of the Surviving Spouse’s death, the remaining life expectancy of the Surviving Spouse is calculated using the age of the Surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one (1) for each subsequent calendar year.

(iii)           If the Participant’s Surviving Spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one (1) for each subsequent year.

(c)           If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant's account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one (1) for each subsequent year.

(d)           Except as provided in Article I, if the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant's account balance by the remaining life expectancy of the Participant’s Designated Beneficiary, determined as provided in subparagraph C.2(b) and (c) of this Article VII.

(e)           If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

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VII-14

(f)           If the Participant dies before the date distributions begin, the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary, and the Surviving Spouse dies before distributions are required to begin to the Surviving Spouse under subparagraph C.2(a)(i), then subparagraphs C.2(d), (e) and (f) of this Article VII will apply as if the Surviving Spouse were the Participant.

3.           REACT Death Benefit.  If the Plan is subject to REACT Surviving Spouse protection, the amount of death benefits to be paid to the Participant’s Surviving Spouse shall be a Qualified Preretirement Survivor Annuity determined in accordance with Article I and this Article VII.  Any remaining Accrued Benefit shall be paid in accordance with the Participant’s Beneficiary designation.  If this is a profit sharing plan without an annuity option, the special rule as provided in Paragraph E of this Article VII shall apply.

4.           Death Benefits.  The death benefit payable under this Plan shall be equal to the face amount of any life insurance policies, if any (excluding key man insurance) on such Participant’s life in effect on his or her date of death, plus such Participant’s vested Accrued Benefit.

5.           Lack of Designation.  If such deceased Participant had filed with the Committee a document naming a Designated Beneficiary, but failed to designate the form in which benefit payments are to be made, then the Committee shall direct the Trustee to distribute to such Designated Beneficiary the unpaid amount of the Participant’s Accrued Benefit as determined above, in such one (1) or more ways as permissible under Paragraph B.3 of this Article VII.  If such deceased Participant failed to name a Designated Beneficiary, or if no Designated Beneficiary survives him or her, then the unpaid amount of the Participant’s Accrued Benefit shall be paid to the Designated Beneficiary pursuant to the priorities set forth in Article IX of the Plan.

6.           Proof of Death.  Upon the death of a Participant, the Committee may, but need not, require the personal representative of the Participant’s estate and/or the Designated Beneficiary to furnish proof of death and such release forms and any other forms, papers or documents as are deemed appropriate by the Committee prior to making any payment of death benefits.

7.           Proof of Surviving Spouse.  The Committee shall withhold and shall not authorize the distribution of death benefits until such time as the Committee can determine the existence and/or identity of a Surviving Spouse or any other non-spouse Beneficiary.  If the Committee cannot determine to its reasonable satisfaction the identity of the person or persons to whom such death benefits should be distributed within a reasonable time after the date of death of the Participant, then the Committee shall not authorize the distribution of such death benefits but shall hold such death benefits in trust until the identity of such Surviving Spouse or other Beneficiary is finally determined.  If necessary as determined by the Committee in its sole discretion, the Committee may file a complaint for interpleader or declaratory relief requesting that the court determine the identity of any persons who are entitled to payment of such benefits.  In such a case the death benefits may be deposited with the court pending the outcome.

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8.           Death of Beneficiary.  A Beneficiary shall not have any rights to benefits under the Plan unless he or she survives the Participant.  If the Participant and his or her Beneficiary die simultaneously and it is not possible to determine who died first it is presumed that the Participant survived the Beneficiary, regardless of any finding to the contrary by a state court or pursuant to any state law.

D.           Transitional Rules. The Qualified Joint and Survivor Annuity and Qualified Preretirement Survivor Annuity provisions of this Article VII, to the extent that they are applicable under this Plan, shall apply only to Participants who complete an Hour of Service on or after August 23, 1984.

1.           Service On or After January 1, 1976.  Any Inactive Participant not receiving benefits on August 23, 1984, shall be given the opportunity to make a Waiver Election for a Qualified Preretirement Survivor Annuity if such Inactive Participant (i) completed at least one (1) Hour of Service with the Employer under this Plan (or a Predecessor Plan) in a Plan Year beginning on or after January 1, 1976; and (ii) had completed at least ten (10) Years of Vested Service when he or she terminated employment.

2.           Service On or After September 2, 1974 and Before January 1, 1976.  Any Inactive Participant not receiving benefits on August 23, 1984, who completed at least one (1) Hour of Service with the Employer under this Plan (or a Predecessor Plan) on or after September 2, 1974, but who did not complete an Hour of Service in a Plan Year beginning on or after January 1, 1976, shall be given the opportunity to have his or her benefits paid in accordance with the distributive provisions and the Qualified Joint and Survivor Annuity provisions of this Plan in effect before August 23, 1984, as required by Section 303(e) of REACT.

Any election available to an Inactive Participant under this Paragraph D.2 may be made during the period commencing on August 23, 1984, and ending on such former Participant’s Annuity Starting Date.

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E.           Non-Annuity Rules.

1.           Profit Sharing Plan.  If this Plan is a profit sharing plan without an annuity option selected in Article I, the Participant shall not be entitled to the payment of his or her vested Accrued Benefit in the form of an annuity.  Furthermore, the Qualified Joint and Survivor Annuity and Qualified Preretirement Survivor Annuity provisions of Paragraphs B and C of this Article VII shall not be applicable to this Plan, but all of the remaining provisions of such Paragraphs B and C relating to distribution forms and time of commencement of distributions shall be applicable to the Participant and his or her Surviving Spouse and/or Designated Beneficiary.  On the death of the Participant, all of his or her death benefits under the Plan shall be paid to his or her Surviving Spouse within a reasonable time.  The Surviving Spouse may elect to receive the deceased Participant’s benefits under the Plan within ninety (90) days after the date of death.  If there is no Surviving Spouse or, if the Surviving Spouse consents in writing in a manner prescribed under Paragraph A.7 of this Article VII, then the Participant’s death benefit shall be paid to the Participant’s Designated Beneficiary.

2.           Transferred Benefits.  Irrespective of any lack of selection of the annuity option in Article I, the Qualified Joint and Survivor Annuity and Qualified Preretirement Survivor Annuity provisions of Paragraphs B and C of this Article VII shall apply to Transferred Benefits which are neither rollover benefits nor voluntary transfers under Q&A 3 of Section 1.411(d)-4 of the Treasury Regulations.

3.           Offset of Annuity Plans.  If this Plan would not otherwise be subject to the survivor annuity requirements of Sections 401(a)(11) and 417 of the Code, but its benefits are used to offset benefits in a plan subject to such requirements, then the survivor annuity requirements will apply to those Participants whose benefits are offset.

4.           QDRO Distributions.  Qualified Domestic Relations Orders may order the distribution of an Alternate Payee’s interest in all or a portion of a Participant’s Accrued Benefit to be distributed in one of the alternate forms set forth in Paragraph JJ. of Article I, including without limitation, a partial or total direct transfer to an Eligible Retirement Plan, if the distribution constitutes an Eligible Rollover Distribution.

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VII-17

F.           Time of Distribution. Unless Article I allows Participants to defer commencement of benefits, distribution to a Participant shall occur no later than sixty (60) days after the close of the Plan Year in which the Participant reaches Normal Retirement Age or terminates employment, whichever is later.  However, the failure of a Participant and his or her Spouse, where applicable, to consent to a distribution, shall be deemed to be an election to defer the commencement of a payment of any benefits to the later of age 62 or the Normal Retirement Age.  Notwithstanding anything herein to the contrary, any deferral of benefit shall not violate Sections 401(a)(9) and 415 of the Code including the failure to consent to a distribution by the Participant and the Spouse where applicable.

G.           Pre-TEFRA Designations.
Notwithstanding Paragraphs B and C of this Article VII, each Participant or his or her Designated Beneficiary who made a timely designation pursuant to Section 242(b)(2) of TEFRA shall have had the right and power to elect, by written designation delivered to the Committee, the time for commencement of and the form of distribution of his or her Accrued Benefits; provided, however, that any such designation must have been consistent with the provisions of ERISA, the Code and Notice 83-23 in effect at the time the designation was made and shall comply with the spousal consent requirements of REACT; provided, further, however, that such Participant or his or her Designated Beneficiary may have selected any form of distribution available under the terms of the Plan as in effect at the time of execution of such designation and the form selected by each Participant is hereby incorporated by reference.  The following form of distribution is also available pursuant to such designation, in addition to those forms of distribution set forth above by reference and elsewhere in the Plan:

Payment in a series of cash installments, not less frequently than annually, over a period of time equal to twice the future life expectancy of the Participant determined as of the date payment of benefits commence, or if the Participant is married at such date, over the greater of twice the life expectancy of the Participant or his or her Spouse.  Expected return multiple Tables V and VI of Section 1.72-9 of the Treasury Regulations shall determine the number of years of future life expectancy.

If a designation is revoked subsequent to the date distributions are required to commence, the Trust must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Section 401(a)(9) of the Code and the proposed regulations thereunder, but for the Section 242(b)(2) election.  For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in Section 1.401(a)(9)-2 of the Proposed Regulations.  Any changes in the designation will be considered to be a revocation of the designation.  However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (such as altering the relevant measuring life).  If an amount is transferred or rolled over from one plan to another, the rules in Q&A J-2 and Q&A J-3 of Section 1.401(a)(9)-1 of the Proposed Regulations shall apply.

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VII-18

H.           Hardship Withdrawals. If this Plan is a profit sharing plan, a Participant may apply for a hardship withdrawal of his or her Accounts, other than the Participant’s Safe Harbor Employer Contribution Account, only if permitted under Article I by filing a written application with the Committee.  In granting a hardship withdrawal, the Committee shall follow nondiscriminatory and objective standards in determining whether a Participant is entitled to a hardship withdrawal.  These nondiscriminatory and objective standards are as follows:

1.           Any hardship withdrawal may only be made to a Participant for reasons described in Article I.

2.           The Employee’s representation to the Committee that he or she does not have other financial resources reasonably available to provide for the need as described in Article I.

I.           Reserved.

J.           Loans to Participants.
If allowed under Article I, the Committee may, in its sole discretion and upon written application of a Participant (or, if allowable under Article I or by the Plan’s loan policy, an Inactive Participant) on a form provided by the Committee, direct the Trustee to make a loan to such Participant in accordance with the provisions of this Paragraph J.

1.           Limitation on Amount of Loan.  The total amount of such loan shall not exceed the lesser of (i) $50,000 reduced by the excess, if any, of the highest outstanding balance of loans made to the Participant from the Plan during the one (1) year period ending on the day before the date on which such loan is made, over the outstanding balance of loans from the Plan to the Participant on the date on which such loan was made or (ii) 50% of the Participant’s vested Accrued Benefit. In determining such limitation, the Committee shall take into account the balance of such loan and the outstanding balance of all other loans to the Participant from the Plan or any other qualified plan of the Employer.

2.           Nondiscrimination.  The Plan’s policies with respect to making any such loans shall be uniformly and non-discriminatorily applied and such loans shall not be made available to Highly Compensated Employees, officers or shareholders in an amount greater than the amount made available to other Employees.

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VII-19

3.           Aggregation Rules.  For purposes of the preceding subparagraphs 1. and 2., Section 414(b), (c), (m) and (o) of the Code shall apply.

4.           Committee Determination.  The Committee shall give due consideration to the type of security given for the loan and the creditworthiness of the
Participant/borrower in determining whether to approve or disapprove a loan.  In no event shall the Committee be required to make any such loans.

5.           Designation of Investment in Loan.  Unless loans are designated as a directed investment of the Participant’s Account pursuant to Article I, any loan or loans made to a Participant shall be treated as an investment of the Trust.

6.           Documentary Requirements.  Any loans shall be evidenced by the Participant’s promissory note which shall:

(a)           be for a specific term, which shall not exceed five (5) years unless the Participant certifies in writing to the Committee that the proceeds of the loan will be applied to acquire the Participant’s principal residence; and

(b)           specify that the Participant’s vested Accrued Benefit shall serve as security in the event of a default, plus other collateral if the Committee reasonably determines that additional collateral is necessary in order for the loan to be adequately secured; and

(c)           bear interest at the rate equal to the prevailing interest rate charged by persons in the business of lending money for loans made under similar circumstances.

7.           Loan Procedures.  The Committee shall establish a written program which contains the following information:

(a)           The identity of the person(s) authorized to administer the loan program.

(b)           A procedure for applying for a loan.

(c)           The basis on which loans will be approved or denied.

(d)           Limitations, if any, on the types and amount of the loan offered.

(e)           The procedures for determining a reasonable rate of interest.

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VII-20

(f)           The type of collateral which may secure a Participant’s loan.

(g)           The events constituting default and causing acceleration and the steps that will be taken to preserve plan assets in the event of any such events.

8.           Other Acceleration.  In addition to any acceleration provisions contained in the promissory note, a Participant’s loan shall immediately become due and payable if such Participant is entitled to and elects to receive a distribution from the Plan, other than a hardship distribution.  In this case, the Committee shall immediately request payment of the outstanding principal balance and accrued but unpaid interest on the loan.  If the Participant does not repay such amount within a reasonable time after such request, the Committee shall have the right to offset and reduce the Participant’s vested Accrued Benefit which was used for security for such loan by such amount.  If the Participant’s vested Accrued Benefit is less than the amount due, the Committee shall take appropriate steps to collect the balance due directly from the Participant.  Notwithstanding the foregoing, the Committee may allow an inactive Participant who has terminated employment to elect to transfer his or her outstanding loan to a plan described in Section 401(a) or 403(a) of the Code, provided that the loan is not in default at the time of the transfer.

9.           Procedures Upon Default.  Upon default of a loan, the Participant’s Accrued Benefit shall be reduced by the outstanding principal balance of the loan plus accrued but unpaid interest.  However, if the Participant’s Account is subject to the withdrawal restrictions of Section 401(k) of the Code or if this Plan is subject to Section 417 of the Code, the Participant’s Accrued Benefit shall not be reduced until a distributable event occurs under the terms of the Plan.  During any time that a loan is in default under the terms of the promissory note and the borrowing Participant’s vested Accrued Benefit is not distributable, such loan shall be treated as a directed investment of such Participant’s Account, regardless of whether directed investments are permitted in Article I.

10.           Spousal Consent.  If the Plan provides for distribution of benefits in the form of an annuity, and if a Participant taking a loan pursuant to this Paragraph JH is married, the Committee shall require that such Participant obtain his or her Spouse’s consent to the loan and the possible reduction in such Participant’s Accrued Benefit.  Such consent shall be obtained within the 90-day period prior to the making of the loan and shall be in writing and shall acknowledge the effect of the loan and shall be witnessed by a Plan representative or notary public.  If the Plan does not provide for annuities, spousal consent shall not be required.

K.           Distributions to Incompetent Persons. The Committee may direct the Trustee to distribute the benefits of any Participant pursuant to the instructions of any person named by such Participant in a durable power of attorney which, on its face, appears to be valid and enforceable, or the court-appointed legal guardian or conservator of such Participant.

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VII-21

L.           Nonliability. Any payment to a Participant or Designated Beneficiary, or to the legal representative of a Participant or Designated Beneficiary, in accordance with the provisions of this Plan, shall to the extent thereof be in full satisfaction of all claims under this Plan against the Trustee, the Committee and the Employer, any of whom may require such Participant, legal representative or Designated Beneficiary, as a condition precedent to such payment, to execute a receipt and release therefore in such form as shall be determined by the Trustee, the Committee, or the Employer, as the case may be.  The Employer does not guarantee the Trust, the Participants, former Participants or their Designated Beneficiaries against loss of or depreciation in value of any right or benefit that any of them may acquire under the terms of this Plan.  All of the benefits payable under this Plan shall be paid or provided solely from the Trust, and the Employer does not assume any liability or responsibility for payment of such benefits.

M.           Benefit Claims Procedure.

1.           Applications.  All applications for benefits under the Plan shall be submitted to the Committee at the Employer’s principal place of business.  Applications for benefits must be in writing on forms acceptable by the Committee and must be signed by the Participant and his or her Spouse, or in the case of a death benefit, by the Designated Beneficiary or legal representative of the deceased Participant.  The Committee reserves the right to require the Participant to furnish proof of his or her marital status, age, and the age of his or her Spouse, if any, prior to processing any application.  Each application shall be acted upon and approved or disapproved by the Committee within 90 days following its receipt by the responsible officer of the Employer.  If any application for benefits is denied, in whole or in part, the Committee shall notify the applicant in writing of such denial and of his or her right to a review by the Committee and shall set forth, in a manner calculated to be understood by the applicant, the specific reasons for such denial, the specific references to pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the applicant to perfect his or her application, an explanation of why such material or information is necessary, and an explanation of the Plan’s review procedure.

2.           Review of Denials.  Any person whose application for benefits is denied in whole or in part may appeal to the Committee for a review of the decision by submitting a written statement to the Committee within 60 days after receiving written notice from the Committee of the denial of his or her claim (i) requesting a review by the Committee of his or her application for benefits; (ii) setting forth all of the grounds upon which his or her request for review is based and any facts in support of such request; and (iii) setting forth any issues or comments which the applicant deems pertinent to his or her application.  The Committee shall meet as required to review appeals of denials of applications for benefits submitted to it.  The Committee shall act upon each appeal within 60 days after receipt of the applicant’s request for review by the Committee.  The Committee shall make a full and fair review of each such application and any written material submitted by the applicant or the Employer in connection with such review and may require the Employer or the applicant to submit such additional facts, documents, or other evidence as the Committee, in its sole discretion, deems necessary or advisable in making such a review.  On the basis of its review, the Committee shall make an independent determination of the applicant’s eligibility for benefits under the Plan.  The decision of the Committee on any application for benefits shall be final and conclusive upon all persons if supported by substantial evidence in the records.

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VII-22

N.           Income Tax Withholding. Distributions made under the Plan to any Participant or his or her Designated Beneficiary shall be subject to the income tax withholding rules set forth in Section 3405 of the Code and the Treasury Regulations promulgated thereunder.

O.           Qualified Domestic Relations Orders.
Notwithstanding anything to the contrary contained herein, the Committee shall direct the Trustee to make distribution to an Alternate Payee in accordance with a Qualified Domestic Relations Order, and such distribution may be made, notwithstanding the age or continued employment of the Participant who is a party to such Order, at any time as specified in the Order, provided the Order is filed with the court, served on the Plan, approved by the Committee and the alternate payee executes release forms, withholding forms and any other documents, forms or papers that the Committee deems necessary and desirable.

P.           Overpayment of Vested Interest. If a Participant or Beneficiary is erroneously paid benefits greater than the Participant’s vested Accrued Benefit, the Committee may, in its sole discretion exercised in the best interests of Participants and Beneficiaries, demand from the Participant or Beneficiary repayment of such overpayment.  If the Participant or Beneficiary refuses to make repayment, the Committee may take legal action to recover the amount of the overpayment, plus interest, and costs of collection including reasonable attorneys’ fees.  If the Participant returns to employment and the overpayment has not been repaid to the Plan, the Committee may offset the overpayment against future Plan benefits.

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VII-23

VIII.           TOP-HEAVY LIMITATIONS

If in any Plan Year the Plan is a Top-heavy Plan as defined in Paragraph A below, the limitations and requirements set forth in this Article VIII shall apply to the Plan, notwithstanding any other provisions of the Plan to the contrary.

A.           Definitions.

1.           “Determination Date” means with respect to any Plan Year the last day of the preceding Plan Year or, in the case of the first Plan Year, the last day of such Plan Year, provided that the Employer did not previously establish another qualified plan that is part of a Required Aggregation Group.

2.           “Key Employee” means any Participant who at any time during the Plan Year containing the Determination Date is:

(a)           An officer of the Employer having Section 415 Compensation greater than $130,000 (as adjusted under Section 416(i)(l) of the Code for Plan Years beginning after December 31, 2002); provided, however, that no more than 50 Employees or, if lesser, the greater of three (3) or 10% of the Employees shall be treated as officers; provided further that if the total number of officers exceeds this limitation, only the highest compensated officers shall be included;

(b)           A 5%-Owner of the Employer;

(c)           A 1%-Owner of the Employer whose Section 415 Compensation exceeds $150,000; or

(d)           A Beneficiary of a Key Employee or a former Key Employee.

For purposes of this Paragraph A.2, Section 415 Compensation shall include amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee’s gross income under Section 125, 132(f)(4), 402(e)(3), 402 (g)(3), 402(h)(1)(B), 403(b), 408(p)(2)(A)(i) or 457 of the Code.

An Employee shall be deemed a “1%-Owner” if he or she (i) owns more than one percent (1%) of the outstanding stock or owns stock possessing more than one percent (1%) of the total combined voting power of all classes of stock, if the Employer is a corporation; or (ii) owns more than one percent (1%) of the capital or profit interests in the Employer if the Employer is not a corporation.  In making the determination of a 1%-Owner or a 5%-Owner, Section 416(i)(1)(B)(iii) of the Code modifies Section 318(a)(2) of the Code, the corporate attribution rule.  The business aggregation rules of Section 414 of the Code shall not be applied to determine ownership in the Employer.

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VIII-1

3.           “Non-Key Employee” means any Employee who is not a Key Employee.

4.           “Top-heavy Plan” means, with respect to any Plan Year, (i) any defined benefit pension plan maintained by the Employer if, as of the Determination Date, the present value of cumulative Accrued Benefits under the plan for Key Employees exceeds 60% of the present value of cumulative Accrued Benefits under the plan for all Employees; and (ii) any defined contribution plan, other than a Simple 401(k) Plan, maintained by the Employer if, as of the Determination Date, the aggregate of the Accounts of Key Employees under the Plan exceeds 60% of the aggregate of the Accounts of all Employees under the Plan.  This rule is referred to herein as the “60% Test”.

5.           “Top-heavy Group” means any Aggregation Group if the sum of the present value of cumulative Accrued Benefits for Key Employees under all defined benefit pension plans included in the Aggregation Group, and the sum of the accounts of Key Employees under all defined contribution plans included in the Aggregation Group, exceed 60% of a similar sum determined for all Employees.  An “Aggregation Group” means either a Required Aggregation Group or a Permissive Aggregation Group.

6.           “Required Aggregation Group” means each qualified plan of the Employer in which a Key Employee is a Participant, and each other qualified plan of the Employer which enables the qualified plan or plans containing a Key Employee to meet the anti-discrimination requirements of Section 401(a)(4) or 410 of the Code.  A Required Aggregation Group includes any qualified plan of the Employer that has terminated within the last one (1) year period ending on the Determination Date.

B.           Aggregation Groups.

1.           Required Aggregation Group.  Each qualified plan of the Employer required to be included in a Required Aggregation Group shall be treated as a Top-heavy Plan if the Required Aggregation Group is a Top-heavy Group.

2.           Permissive Aggregation Group.  For purposes of determining the existence of a Top-heavy Group, the Employer may elect to include in the Required Aggregation Group any other qualified plan of the Employer not otherwise required to be included, if such Group after the election would continue to meet the anti-discrimination requirements of Sections 401(a)(4) and 410 of the Code; provided, however, that any such qualified plan will not be otherwise deemed a Top-heavy Plan by reason of such election.

ARTICLE VIII
VIII-2

If the Permissive Aggregation Group is a Top-heavy Group, each qualified plan of the Employer that is a part of a Required Aggregation Group will be considered a Top-heavy Plan.  If the Permissive Aggregation Group is not a Top-heavy Group, no qualified plan in the Permissive Aggregation Group will be considered a Top-heavy Plan.

3.           Plans Aggregated.  Only those qualified plans of the Employer in which the Determination Dates fall within the calendar year shall be aggregated to determine whether the qualified plans (or the Aggregation Group) are Top-heavy Plans (or a Top-heavy Group).

C.           60% Test – Special Rules. For purposes of the 60% Test, the following special rules of this Paragraph C shall apply.

1.           Participant Contributions.  Benefits derived from both Participant contributions (whether voluntary or mandatory, but not deductible contributions) and Employer contributions shall be taken into account for the 60% Test.

2.           Distributions.  In determining the present value of cumulative Accrued Benefits of any Participant or the Account of any Participant under the Plan (or plans which form the Aggregation Group), such present value or Account shall be increased by the aggregate of distributions made to such Participant from the Plan (or plans forming the Aggregation Group) during the one (1) year period ending on the Determination Date.  For this purpose, the term “Participant” shall include an Employee who is no longer employed by the Employer.  The foregoing shall also apply to distributions under a terminated qualified plan of the Employer which, if it had not been terminated, would have been required to be included in an Aggregation Group.  In the case of a distribution made for reasons other than separation from employment, death, or Total Disability, this provision shall be applied by substituting five (5) years period for one (1) year period.

3.           Rollover Contributions.  Except as otherwise provided in the Treasury Regulations, any rollover contribution or similar transfer made by an Employee to the Plan after December 31, 1983 shall not be taken into account; provided, however, that this transfer rule shall not apply to mergers or consolidations of several plans, the division of one (1) plan, or rollovers between plans of the Employer or related employers.

4.           Change of Status.  The cumulative Accrued Benefit or Account of a Participant who was formerly a Key Employee, but who ceases to be a Key Employee for a Plan Year, shall not be taken into account for purposes of the 60% Test for the Plan Year in which he or she is not a Key Employee.

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5.           Non-Performance of Service.  The Accounts and Accrued Benefits of a Participant who has not performed services for the Employer maintaining the Plan during the one (1) year period ending on the Determination Date shall be disregarded.

6.           Determination of Present Value.  The present value of cumulative Accrued Benefits under any aggregated defined benefit pension plan maintained by the Employer shall be determined by applying the actuarial equivalents set forth in such defined benefit pension plan.

7.           Determination of Accrued Benefit.  Solely for the purpose of determining if the Plan, or any other plan included in a Required Aggregation Group of which this Plan is a part, is top-heavy (within the meaning of Section 416(g) of the Code) the Accrued Benefit of an Employee other than a Key Employee (within the meaning of Section 416(i)(1) of the Code) shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Controlled Group; or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.

D.           Minimum Vesting Requirements. If the Plan is a Top-heavy Plan, then the partial vesting provisions of Paragraph A.2 of Article VI are modified to the extent necessary to provide for vesting at a faster rate during the relevant Plan Year under either of the following vesting schedules, as elected in Paragraph T of Article I:

1.           3-Year Cliff Vesting.  Each Employee who has completed three (3) Years of Vested Service with the Employer shall be 100% vested in his or her Accrued Benefit.

2.           6-Year Graded Vesting.  Each Employee shall have a non-forfeitable vested interest in his or her Accrued Benefit determined under the following schedule:

Years of Vesting Service	Vested Percentage of the Participant’s Accrued Benefit

Less than 2	0%
2	20%
3	40%
4	60%
5	80%
6 or more	100%

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3.           Limitations on Right to Amend Vesting Schedule.  The limitations of Paragraph K of Article VI regarding the right to amend the vesting schedule shall apply to any change in the vesting schedule caused by the Plan becoming a Top-heavy Plan, or ceasing to be a Top-heavy Plan.

E.           Minimum Benefit Requirement. If the Plan is a Top-heavy Plan, then to the extent that the Plan benefits do not meet the minimum benefit requirements set forth below, each Participant who is not a Key Employee shall be provided with such minimum benefits.  Key Employees shall share in the allocation of Top-heavy minimum benefits, if any, as described in this Paragraph E, if elected in Article I.  Such minimum benefits shall be determined without taking into account Employer contributions to or a Participant’s benefits under the Social Security Act.  To the extent that the minimum benefit of any Participant is vested in accordance with Paragraph D of this Article VIII, such minimum Accrued Benefit may not be forfeited or suspended under Section 411(a)(3)(B) or 411(a)(3)(D) of the Code.

1.           3% Benefit.  Each Participant who is not a Key Employee shall receive an allocation of Employer contributions (and forfeitures, if applicable) of not less than three percent (3%) or such higher percentage of Participant’s Section 415 Compensation elected in Article I; provided, however, that if there is an allocation of Employer contributions (and forfeitures, if applicable) of less than three percent (3%) of Section 415 Compensation in any Plan Year for all Key Employees, the allocation of such contributions (and forfeitures, if applicable) need not exceed the highest percentage of Section 415 Compensation at which such contributions (and forfeitures, if applicable) are allocated or required to be allocated under the Plan for any Key Employee.  Cash and deferred contributions made by Key Employees pursuant to a 401(k) plan maintained by the Employer shall be included in determining the Key Employee percentage of contributions.  If a Key Employee participates in a defined benefit plan which is included with this Plan in a Top-heavy Group, a three percent (3%) minimum benefit will be provided to each Non-Key Employee who only participates in this Plan.

All defined contribution plans required to be included in an Aggregation Group shall be treated as one (1) plan; provided, however, that any defined contribution plan required to be included in an Aggregation Group where such plan enables a defined benefit pension plan to meet the anti-discrimination requirements of Sections 401(a)(4) and 410 of the Code shall not be taken into account.

2.           Persons Covered.  Notwithstanding anything to the contrary contained in this Plan, each person who is a Participant (other than an Inactive
Participant, a Participant in an excluded class or a Participant who has waived participation under the Plan) on the last day of the Plan Year shall have allocated to his or her Employer Contribution Account, the minimum benefits provided under this Paragraph E even if such Participant (i) fails to complete 1,000 Hours of Service during the Plan Year; (ii) refuses to make mandatory contributions to the Plan, if applicable; or (iii) is excluded from participation under the Plan because his or her Section 415 Compensation is less than a stated amount.

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3.           Safe Harbor Employer Contributions.  Safe Harbor Employer Contributions may be used to satisfy such Top-heavy minimum benefit requirements.

F.           Annual Section 415 Compensation. Section 415 Compensation shall be limited to the Compensation Limitation.

G.           Multiple Plans. If this Plan is the only qualified plan of the Employer in which a Participant who is a Non-Key Employee participates, the minimum benefits required by Paragraph E.1 of this Article VIII shall be provided under this Plan.  If such Participant participates in this Plan and a defined benefit plan included in a Top-heavy Group or in another defined contribution plan of the Employer included in a Top-heavy Group, top-heavy minimum benefits shall be provided under the Plan designated in Article I.

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IX.           DESIGNATED BENEFICIARIES

Each Participant and Inactive Participant may name a Designated Beneficiary to receive his or her death benefits by completing a form acceptable to the Committee.  Participants shall have the right at any time to revoke such designation or to substitute another Designated Beneficiary.  If at the death of a Participant or a Designated Beneficiary, the name of a Designated Beneficiary or contingent Designated Beneficiary is not on file with the Committee, the Participant shall be deemed to have named the following Designated Beneficiary, in order of priority:

(i)           The Surviving Spouse (as defined in Paragraph A.5 of Article VII without regard to the one-year marriage requirement);

(ii)           If the Participant is not survived by a Surviving Spouse, the trustees of the revocable living trust established by the Participant during his or her lifetime;

(iii)           The Participant’s children, per stirpes;

(iv)           The Participant’s estate.

The Committee’s determination as to which persons, if any, qualify within the aforementioned categories shall be final and conclusive upon all persons.

ARTICLE IX
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X.           CONTRIBUTIONS BY PARTICIPANTS

A.           Rollover Contributions. If allowed under Article I, any Employee who is a Participant during any Plan Year, or any Employee who the Committee reasonably anticipates will become a Participant, may make qualified Rollover Contributions to the Plan.  If the Committee shall determine, subsequent to any such contribution, that such contribution did not in fact constitute a qualified Rollover Contribution, the amount of such contribution shall be returned to the Employee as soon thereafter as reasonably practicable.  Any such qualified Rollover Contributions shall be allocated and held on behalf of the Participant in a Rollover Contribution Account.  Said Account shall be deemed a part of the Participant’s Accrued Benefit and shall be subject to the distribution provisions of Article VII of the Plan.

If provided in Article I, this Plan will accept Rollover Contributions and direct rollover of Eligible Rollover Distributions from the types of plans specified in Article I, beginning on the effective date specified in Article I.

B.           Separate Administration and Accounts for Rollover Contributions. The Rollover Contributions of a Participant shall be accounted for separately.  The Committee shall establish a Rollover Contribution Account for each Participant’s Rollover Contributions.  Unless Participant Directed Accounts are allowed under Article I, a Participant’s Rollover Contribution Account shall be invested in the general Trust Fund in order to ease the valuation and administration process.  On each Valuation Date, the Committee shall determine the fair market value of such Accounts and (subject to the following sentence) shall allocate income or losses to the respective Accounts in proportion to the amounts therein as of the Valuation Date.  For the purpose of allocating income and losses, the Accounts to which Participants’ contributions are allocated shall be valued by including only a portion of current year contributions and taking into account Participant withdrawals, which portion shall be determined on a weighted basis by considering the length of time (in complete months) since the making of the contribution (or withdrawal) in relation to the number of complete months elapsed since the last Valuation Date.

C.           Vesting. A Participant’s Rollover Contribution Account shall at all times be fully vested in the Participant and shall not be forfeitable for any cause.

D.           Distribution of Rollover Contribution Accounts. When a Participant terminates employment for any reason, his or her Rollover Contribution Accounts shall be distributed to him or her (or in the case of death, to his or her Designated Beneficiary) in the form designated by the Participant as required pursuant to the provisions of Article VII of the Plan.  If elected in Article I, an Employee may receive his or her Rollover Contribution Account prior to termination of employment.

ARTICLE X
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XI.           LIFE INSURANCE POLICIES

A.           Investment and Ownership of Life Insurance Policies. The Committee may direct the Trustee to purchase life insurance policies on the life of a Participant or a member of the Participant's family or on the joint life expectancy of a Participant and a member of the Participant's family.  However, if this is a money purchase pension plan life insurance policies may be purchased only on the life of the Participant.  The Trustee shall be the applicant for any policies purchased, and each Participant for whom such policy is purchased shall direct in writing that the Trustee shall be recognized by the insurer as the owner of the policy having the power to exercise all rights, privileges, options, elections and other incidents of ownership granted by or permitted under the policy.  The Trustee may also be named as the Beneficiary in the application for such policy; provided, however, that the Participant shall have the right to nominate the Designated Beneficiary pursuant to Article IX of the Plan. Upon the death of the Participant, the Trustee shall pay all proceeds of the policies to the Participant’s Designated Beneficiary or if there is no Designated Beneficiary then in accordance with Article IX of the Plan.

B.           Payment of Premiums. Upon receipt of notice of the premiums due the insurer for the initial premium on policies purchased pursuant to this Article XI and upon direction of the Committee, the Trustee shall pay such premiums to said insurer.  The policies shall be delivered to the Trustee, and any notices of premiums falling due under such policies thereafter shall be addressed to and such premiums shall be paid by the Trustee.

C.           Accounting for Policies. The value of any policies purchased by the Trustee pursuant to this Article XI shall be included in the annual valuations of the Plan.

D.           Discrimination. To the extent that policies are purchased, there shall be no discrimination between Participants as to the form, optional methods of settlement, or other provisions of said policies.  However, any Participant may refuse any offer to purchase contracts for his or her benefit.  Such refusal must be in writing and, when tendered, shall satisfy the anti-discrimination intent of the first sentence of this Paragraph D.

ARTICLE  XI

E.           Disposition Upon Retirement or Total Disability. If any Participant with respect to whom a policy is held by the Trustee ceases to be a Participant as a result of termination of employment (other than by death) on or after Normal Retirement Age or Total Disability, the Trustee pursuant to the direction and discretion of the Committee shall either (i) dispose of, or convert, such policy or policies to the extent necessary or desirable in order that the proceeds of such disposition or conversion may be used to provide retirement or disability benefits to the Participant in accordance with the provisions of this Plan; or (ii) distribute such policy or policies to the Participant, provided such policy complies with Paragraph B.4(b) of Article VII.

F.           Disposition Upon Other Separation From Service. Death benefits payable from policies on the life of a Participant shall cease as of the date of the Participant’s separation from service for any reason other than death, Total Disability or termination of employment on or after Normal Retirement Age.  In such event, the Trustee, subject to the direction and discretion of the Committee, shall make one (1) of the following dispositions of such policy or policies:

1.           Surrender each such policy to cash or designate itself as Beneficiary of each such policy.

2.           Offer to such Participant all such policies at a price (hereafter referred to as the “purchase price”) equal to the cash value, if the policy is whole life, or the accumulation value, if the policy is interest sensitive or universal life.  If the Participant accepts such offer, the purchase price shall be charged against his or her vested interest in that portion of the value of his or her Accrued Benefit not represented by such policies, and any excess of such purchase price over such vested interest shall be paid by the Participant to the Trustee in cash within 10 days after accepting such offer.  If the offer is so accepted and any required payment made, the Trustee shall transfer ownership of such policies to such Participant.  If such Participant does not accept such offer within thirty (30) days after written notice from the Committee, the Trustee shall take such action as the Committee may direct to liquidate such policies in order to distribute to such Participant the amount to which he or she is entitled pursuant to this Plan.

3.           Effect a policy loan upon all such policies from the insurer on the sole security of the policies in an amount determined by applying to the then cash value of each such policy a percentage equal to the excess of 100% over the percent vested in such Participant in accordance with the schedule of vesting set forth in this Plan.  The loan proceeds shall go to and become the property of the Trust, and the Trustee shall, after effecting such loan, deliver such policy to the Participant subject to such loan.

G.           Policy Loans. Except as provided in Paragraph F.3 of this Article XI, policy loans under the loan provisions, if any, may be made by the Trustee proportionately against all contracts held by the Trust and solely for the purpose of paying premiums under such contracts.  No loan shall be made on any policy on the life of any Participant to pay premiums on the life of any other Participant.

ARTICLE  XI

H.           Insurer Not a Party. The insurer shall not be deemed a party to this Plan, and its obligation shall be measured and determined solely by the terms of its policies.  The insurer shall deal with the Trustee as the sole and absolute owner of the policies, and the insurer shall be under no obligation of inquiring or determining whether any action or failure to act on the part of the Trustee is in accordance with or authorized by the terms of this Plan.  The insurer shall be fully discharged from any and all liability for any action taken or any amount paid in accordance with the direction of the Trustee, and the insurer shall not be obligated to see to the distribution or application of any money so paid.  The insurer shall be fully discharged of all liability in dealing with the Trustee, as indicated on its records, until such time as it shall receive satisfactory evidence of the appointment and acceptance of a successor Trustee.

I.           Reserved.

J.           Insurance Limitations. If the Committee directs the Trustee to purchase life insurance, the following limitations shall apply:

1.           The cumulative premium for ordinary life insurance contracts shall be less than 50% of the cumulative allocations made to the Participant’s Employer Contribution Account;

2.           The cumulative premium for term and universal life insurance shall be less than 25% of the cumulative allocations made to the Participant’s Employer Contribution Account;

3.           The cumulative premium for a combination of ordinary life insurance and term and universal life insurance contracts shall be less than 25% of the cumulative allocations made to said Account.  However, for purposes of this Paragraph J.3, 50% of the premium paid for the ordinary life insurance policies shall be excluded from the calculations.

4.           If the level annual premiums (with respect to a Participant) required to be paid on account of life insurance policies exceed the limitations described in this Paragraph J, then at the election of the Committee:

(a)           Employee contributions to the Participant, if available, shall be used to sustain the level of such premiums, and if not available, the insurer shall adjust the face amount of the policies to a basis consistent with the reduced contributions applicable to payment of premiums and shall credit resulting excess cash values to succeeding premiums due under the policies; or

ARTICLE  XI

(b)           The Committee may direct the Trustee to request the insurer to convert the existing insurance policies to paid-up policies other than term insurance and issue new policies for the lower premiums at the attained age of the Participant; or to pay over the entire cash values to the Trustee upon surrender of the policies.

ARTICLE  XI

XII.           TRUST

A.           Payment of Contributions. All contribution s under this Plan shall be paid to the Trustee to be held in trust under a Trust Agreement executed by the Employer and the Trustee, which Trust Agreement shall be incorporated herein by this reference.

B.           Participant Directed Accounts. If allowed under Article I, each Participant shall have the right and power to direct the investment of all assets of the designated Accounts which have been allocated to and set aside in his or her name.  Such power to direct investments shall be made in accordance with the provisions of the Trust Agreement, and shall not include the power to invest in “collectibles” as defined in Section 408(m) of the Code and may be limited as described below.

The Committee may establish nondiscriminatory rules and procedures relating to Participants directing investments, Participants selecting brokers, Participants appointing investment managers and Plan fiduciaries meeting their duties under ERISA Section 404(c) and its regulations.

The Committee shall have the sole discretion to modify and replace any and all of these rules and procedures without further amendment to the Plan or Trust.  The Committee shall notify the Trustee and Participants within a reasonable time after the adoption of any change to these rules and procedures.  Inactive Participants are solely responsible for informing the Committee of current addresses where changes in these rules and procedures may be sent.

The Participant’s right to direct the investment of their Accounts may be limited by the Committee’s selection of investment options.  The Committee shall have the sole discretion to delete or substitute investment options without further amendment to the Plan or Trust.  Notice shall be given to Participants within a reasonable time after the adoption by the Committee of any changes in investment options.  Inactive Participants shall have the sole responsibility for keeping the Committee informed of their current addresses for the Committee’s use in informing such Inactive Participants of any changes in investment options.

C.           Expenses Charged to Participants’ Accounts.

1.           Loans.  For the processing and preparation of loan documents.

2.           QDROs.  For the review and processing of a Qualified Domestic Relations Order.

3.           Distribution Calculations.  To calculate the different distribution options available under the Plan.

ARTICLE  XII
XII-1

4.           Hardship Withdrawals.  For the processing and determination of a hardship withdrawal.

5.           Periodic Payments.  For each distribution made to a Participant who has elected to receive his or her retirement benefits on a periodic basis.

6.           Inactive Participants’ Accounts.  To the extent not paid by the Employer, reasonable administrative expenses attributed to vested Participants who have separated from service but have yet to commence payments of their retirement benefits may be charged to their Accounts.  Such expenses shall be applied to such Participants’ Accounts on either a pro rata basis or per capita basis as determined by the Committee.

7.           Expenses of Administration.  To the extent not paid by the Employer, reasonable administrative expenses may be charged to the Participant’s Accounts on a pro rata basis or per capita as determined by the Committee.

D.           Prudent Man Rule. Subject to Sections 403(c) and (d), 404 (c), 4042 and 4044 of ERISA, a fiduciary shall discharge his or her duties with respect to the Plan solely in the interest of its Participants and Beneficiaries and shall act with care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

ARTICLE  XII
XII-2

XIII.           THE ADMINISTRATIVE COMMITTEE

A.           Committee Membership. The Sponsoring Employer shall appoint an administrative Committee of one (1) or more persons, some or all of whom may be officers or involved in management of the Employer; provided, however, that the Committee may be comprised of members of the Board, and the Employer may designate its Board to serve as the Committee as the same may be constituted from time to time.  The Committee is granted broad discretion to interpret and construe the Plan and to carry out it responsibility hereunder.  The Employer shall certify to the Trustee the names and specimen signatures of the members of the Committee.  The Committee shall serve at the pleasure of the Employer and any members of the Committee may resign by written instrument addressed to the Employer and may be removed by the Employer with or without cause.  While a vacancy exists, the remaining member(s) of the Committee may perform any act which the Committee is authorized to perform.

B.           Named Fiduciary and Plan Administration.  The Sponsoring Employer is the named fiduciary, administrator of the Plan, and agent to receive service of legal process and, except as otherwise provided for herein, shall have full authority and discretion to control and manage the operation and administration of the Plan and to interpret the Plan.  The Committee, as agent for the administrator and subject to the administrator’s approval, shall make such rules, regulations, interpretations and computations and shall take such other action to administer the Plan as the Committee may deem appropriate in its sole and exclusive discretion.  The Committee shall administer the Plan in a non-discriminatory manner consistent with the requirements of Section 401(a) of the Code.  The Committee shall resolve by majority vote all questions involving the interpretation, application and administration of the Plan.  The Committee’s resolution of such questions shall be final and binding upon the Participants, their Beneficiaries, and the successors, assigns, heirs and personal representatives of any of them and shall be entitled to judicial deference and shall be upheld unless found to be arbitrary and capricious.  Subject to the provisions of Paragraph B of Article XII and the Committee’s right to delegate responsibility as set forth in the Trust, the Committee shall direct the investment of the assets of the Trust by written direction to the Trustee.

C.           Compensation. The members of the Committee shall receive no compensation for acting as such, but the Employer shall reimburse the Committee for all necessary and proper expenses incurred in administering this Plan.

D.           Delegation of Duties. The Committee may, from time to time, allocate to one (1) or more of its members and may delegate to any other persons or organizations any of its rights, powers, duties and responsibilities with respect to the operation and administration of the Plan.  Any such allocation and delegation of responsibilities shall be reviewed at least annually by the Committee and shall be revocable upon such notice as the Committee, in its sole discretion, deems reasonable and prudent under the circumstances.  The Committee, on its own behalf or on behalf of the Trustee, may employ such persons or organizations to render advice or perform services with respect to responsibilities of the Committee under the Plan as the Committee, in its sole discretion, determines to be necessary and appropriate; provided, however, that the Committee must employ an enrolled actuary to perform the actuarial functions required by ERISA.  Such persons or organizations may include, without limitation, attorneys, accountants and financial and administrative consultants.

ARTICLE  XIII
XIII-1

All or any portion of the expenses incurred for such services or advice shall be borne by the Employer, if it so elects, and if the Employer does not so elect, such expenses shall be borne by the Trust.  Expenses incurred for the administration of the Plan shall be deemed a liability of the Plan until such time as the expenses are paid by the Plan either as direct payments to the service providers or as reimbursements to the Employer in cases where the Employer has directly paid the service providers; provided, however, that reimbursements paid to the Employer must occur by the last day of the Plan Year following the later of the Plan Year during which such services were performed or the Plan Year during which the Employer paid such expenses.

E.           Bonding of Fiduciaries. The Committee shall be responsible for seeing that every fiduciary of the Plan and Trust and every person who handles Trust assets shall be bonded to the extent required by the provisions of Section 412 of ERISA.  The cost of such bond shall be paid by the Trustee out of Trust assets, upon direction of the Committee, if the cost thereof shall not be timely paid by the Employer.

F.           Action By Committee Members. If the Committee is comprised of more than one (1) member, any one member may execute any form, document or other paper on behalf of the Committee and thereby bind the Committee, if the Board or the other Committee members unanimously delegate such authority in writing.

ARTICLE  XIII
XIII-2

XIV.           AMENDMENT AND TERMINATION; RETURN OF EMPLOYER CONTRIBUTIONS; PARTICIPATING EMPLOYER

A.           Amendment. The Sponsoring Employer reserves the right to amend this Plan, by written instrument, at any time and from time to time, in whole or in part, including without limitation, retroactive amendments necessary or advisable to qualify this Plan and the Trust under the provisions of Section 401(a) of the Code.  However, no such amendment shall (i) reduce the Accrued Benefit of any Participant to the date the amendment is adopted, except to the extent that a reduction may be permitted or required by ERISA and the Code; or (ii) divert any part of the Trust assets to purposes other than for the exclusive benefit of the Participants, retired Participants or their joint annuitants or Beneficiaries who have an interest in the Plan or for the purpose of defraying reasonable expenses of administering the Plan.  Further, no amendment of the Plan shall alter, change or modify the duties, powers or liabilities of the Trustee without its consent, or permit any part of the Trust to be used to pay premiums or contributions of the Employer under any other plan maintained by the Employer for the benefit of its Employees.

If this Plan is an amendment and restatement of a prior Plan that provided for an optional form of benefit after July 30, 1994 that is not provided herein, and such form of benefit cannot be eliminated under Section 411(d)(6) of the Code and Treasury Regulations issued pursuant thereto, then such optional form of benefit shall continue to be available under this Plan to the extent necessary to satisfy Section 411(d)(6) of the Code.

B.           Authority of Volume Submitter Practitioner to Amend for Adopting Employers. The Volume Submitter Practitioner (within the meaning of Revenue Procedure 2005-16) is the entity (including any successor entity) that has received an IRS opinion letter on the lead documents.  Effective on and after the date of the Volume Submitter Practitioner advisory letter, the Volume Submitter Practitioner may amend the plan on behalf of all adopting employers, including those employers who have adopted the plan prior to the amendment, for changes in the Code, regulations, revenue rulings, other statements published by the Internal Revenue Service, including model, sample or other required good faith amendments and for corrections of prior approved plans, but only if their adoption will not cause such plan to be individually designed.  These amendments will be applied to all employers who have adopted the plan, except any plan that does not permit amendments by the Volume Submitter Practitioner in Article I of such plan.  The Volume Submitter Practitioner will maintain, or have maintained on its behalf, a record of the employers that have adopted the plan, and the volume practitioner will make reasonable and diligent efforts to ensure that adopting employers have actually received and are aware of all plan amendments and that such employers adopt new documents when necessary.

ARTICLE  XIV
XIV-1

C.           Impact of Change To Individually Designed Plan. The Volume Submitter Practitioner will no longer have the authority to amend the plan on behalf of any adopting employer as of either: (1) the date the Internal Revenue Service requires the employer to file Form 5300 as an individually designed plan as a result of an employer amendment to the plan to incorporate a type of plan not allowable in the IRS volume submitter program, as described in Revenue Procedures 2005-16, or (2) as of the date the plan is otherwise considered an individually designed plan due to the nature and extent of the amendments.  If the employer is required to obtain a determination letter for any reason in order to maintain reliance on the volume advisory letter, the practitioner’s authority to amend the plan on behalf of the adopting employer is conditioned on the plan receiving a favorable determination letter

D.           Termination or Partial Termination or Complete Discontinuance of Contributions.  The Employer has established the Plan with a bona fide intention and expectation that it will be able to make contributions indefinitely.  Nevertheless, the Employer is not and shall not be under any obligation or liability whatsoever to continue making contributions or to maintain the Plan for any given length of time.  The Employer may in its sole and exclusive discretion discontinue such contributions, or terminate or partially terminate the Plan in accordance with its provisions, the Code and ERISA, if applicable, at any time without any liability whatsoever for any such discontinuance, termination or partial termination.  If the Plan shall be terminated, partially terminated or, if a profit sharing plan, contributions of the Employer shall be completely discontinued, the rights of all affected Participants in their Accrued Benefits shall thereupon become fully vested and nonforfeitable notwithstanding any other provisions of this Plan.  However, the Trust shall continue until all Participants’ Accounts have been completely distributed to or for the benefit of the Participants or their Designated Beneficiaries in accordance with this Plan, unless the Board specifies that distributions shall occur as a result of such Plan termination.

Notwithstanding the foregoing, in the event the Plan is terminated, the administrative Committee shall remain in existence and all of the provisions of the Plan which in the opinion of said Committee are necessary to effectuate the termination of the Plan and the administration and distribution of Plan benefits shall remain in force.  In addition, the Board of Directors and the Committee reserve the right to further amend or modify the Plan, including the adoption of any retroactive amendments or modifications, to the extent necessary or desirable to effectuate the termination of the Plan or if necessary or appropriate to qualify or maintain the Plan and the Trust Fund as a plan and trust meeting the requirements of Sections 401(a) and 501(a) of the Code or any other applicable law (including ERISA) and the Regulations issued thereunder, and any amendment necessary or advisable to conform the Plan to prior administrative practice shall be retroactive.

ARTICLE  XIV
XIV-2

E.           Return of Employer Contributions. Except as set forth in Paragraphs E.1, 2, 3 and 4 of this Article XIV, the assets of the Plan and Trust shall never inure to the benefit of the Employer and the same shall be held for the exclusive purpose of providing benefits to Participants and their Designated Beneficiaries and defraying reasonable expenses of administering the Plan and Trust.

1.           Mistake of Fact.  If a contribution is made by the Employer by a mistake of fact, the Trustee shall, on written direction of the Committee, return such contribution to the Employer, provided such return of contribution is made within one (1) year after the payment of such contribution.

2.           Initial Qualification.  Employer contributions shall be conditioned on the initial qualification of the Plan under Section 401 of the Code.  If it is finally determined that the Plan is not initially qualified by the Commissioner of Internal Revenue, then such contributions shall be returned to the Employer no later than one (1) year after such final determination but only if the application for determination was filed by the time prescribed by law for filing the Employer’s return for the taxable year in which the Plan is adopted or such later date as the Secretary of the Treasury may prescribe.

3.           Deductibility.  Employer contributions shall be conditioned upon the deductibility of such contributions under Section 404 of the Code.  If such deductions are disallowed, then such contributions (to the extent disallowed) shall be returned to the Employer no later than one (1) year after the final disallowance of the deductions.

4.           Suspense Accounts.  If, upon termination of the Plan, there remain Trust assets held in suspense accounts because of the application of Section 415 of the Code, the Trustee shall return such assets to the Employer.

F.           Procedure for Adoption and Withdrawal by Participating Employers.

1.           Adoption of the Plan.  Any member or future member of the Controlled Group, which is not already a Participating Employer under this Plan may, with the consent and approval of the Sponsoring Employer, adopt this Plan as a Participating Employer for all or any classification of persons in its employ.  The adoption of this Plan by a Participating Employer shall be effected by resolution of its board of directors or other written instrument if the Participating Employer is an Unincorporated Entity.  It shall not be necessary for any adopting Participating Employer to formally execute the Plan or Trust as then in effect.  As to the Participating Employer, the effective date of its participation shall be stated in its resolutions, and it shall assume all the rights, obligations and liabilities of a Participating Employer under the Plan and Trust.

ARTICLE  XIV
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2.           Withdrawal from the Plan.  At any time, a Participating Employer, by resolution of its board of directors and notice to the Sponsoring Employer and Trustee, may withdraw from participation under the Plan.  A withdrawing Participating Employer may arrange for the continuation of this Plan and Trust in a separate form for its own employees.  The withdrawing Participating Employer may arrange for continuation of the Plan and Trust by merger with an existing plan and trust and may request, subject to the Sponsoring Employer’s consent, the transfer to such plan and trust of all Trust assets representing the benefits of its employees.

3.           Continued Qualification of the Plan.  The Sponsoring Employer may request a determination from the appropriate District Director of the Internal Revenue Service to the effect that the Plan and Trust as adopted (and amended, as the case may be) by the Participating Employer continues to meet the requirements of tax-qualified status.  If such determination is denied, the adoption by the Participating Employer shall become void and inoperative and any contributions made by or for the Participating Employer shall be promptly refunded by the Trustee.  Furthermore, if the Plan or the Trust in its operation becomes disqualified under the Code for any reason because of the Plan’s adoption by any Participating Employer, the portion of the Trust allocable to the employees of such Participating Employer shall be segregated as soon as is administratively feasible, pending the:

(a)           Correction of the conditions which caused the Plan’s disqualification to the satisfaction of the Internal Revenue Service; or

(b)           Re-qualification of the Plan; or

(c)           Withdrawal of such Participating Employer from the Plan and a continuation by itself or its successor of a separate qualified plan, or by merger with another existing qualified plan; or

(d)           Termination of the Plan and Trust as to such Participating Employer and its Employees.

ARTICLE  XIV
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XV.           STANDARD OF CONDUCT OF FIDUCIARIES

A.           Fiduciaries. Each member of the Board and of the Committee and any other person to whom any fiduciary responsibility with respect to the Plan or Trust is allocated or delegated shall discharge his or her duties and responsibilities with respect to the Plan or Trust in accordance with the standards set forth in Section 401(a)(1) of ERISA and Paragraph B of this Article XV.

B.           Fiduciary Duties. Subject to Sections 403(c) and (d), 4042, and 4044 of ERISA, a fiduciary shall discharge his or her duties with respect to the Plan solely in the interest of the Participants and Beneficiaries and:

1.           For the exclusive purpose of:

(a)           Providing benefits to Participants and their Beneficiaries; and

(b)           Defraying reasonable expenses of administering the Plan;

2.           With the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

3.           By diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

4.           In accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with the provisions of this title.

ARTICLE  XV
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XVI.           MERGERS, CONSOLIDATIONS AND TRANSFERS OF ASSETS

A.           Merger or Consolidation of the Plan. If this Plan and its Trust merge or consolidate with, or transfer assets or liabilities to, any other qualified plan of deferred compensation, no Participant shall, solely on account of such merger, consolidation or transfer, be entitled to a benefit on the date following such event which is less than the benefit to which he or she was entitled on the date preceding such event, such benefits to be determined as if the Plan had terminated on the date preceding such event (except that there shall be no grant of full vesting).

B.           Transfers From Other Qualified Plans – Rollovers. There may be transferred to the Trustee, subject to the approval of the Employer, all or any of the assets held (whether by a trustee, custodian or otherwise) on behalf of any other plan which satisfies the applicable requirements of Section 401(a) of the Code, or any qualified Rollover Contributions, which are maintained for the benefit of any persons who are or are about to become Participants.  The Employer may require proof that a prior determination was made by the Internal Revenue Service that such transfer will not affect the qualified status of the Plan and Trust.  Any such transfer of assets or Rollovers shall be held and administered in accordance with Article X of the Plan.

C.           Transfer To Eligible Retirement Plans. Upon direction of the Participant delivered to the Committee, the Trustee is hereby authorized to transfer the assets representing the vested Accrued Benefit of any Participant under this Plan to the Trustee of an Eligible Retirement Plan.

D.           Transfer or Merger of Money Purchase Pension Plan to this Plan. Notwithstanding any provision of this Plan to the contrary, to the extent that any optional form of benefit under this Plan permits a distribution prior to Normal Retirement Age, death, disability, severance from employment or Plan termination, such optional form of benefit shall not be available with respect to benefits attributable to assets (including the earnings thereon) and liabilities that are transferred, within the meaning of Section 414(l) of the Code, to this Plan from a money purchase pension plan qualified under Section 401(a) of the Code (other than any portion of those assets and liabilities attributable to voluntary employee contributions).

ARTICLE  XVI
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XVII.           MISCELLANEOUS

A.           Limitation of Rights and Employment Relationship. Neither the establishment of the Plan and Trust nor any modification thereof, nor the creating of any fund or account, nor the payment of any benefits shall be construed as giving to any Participant or other person any legal or equitable right against the Employer or the Trustee except as provided in the Plan and Trust Agreement; and in no event shall the terms of employment of any Employee or Participant be modified or in any way be affected by the provisions of the Plan or Trust Agreement.

B.           Payments to Missing Persons. If the Trustee is unable to effect delivery of any distribution to the person entitled to receive it or, upon such person’s death, to such person’s Designated Beneficiary, it shall so advise the Committee and the Committee shall give written notice to such person at his or her last known address as shown in the Employer’s records.  If such person shall not have presented himself or herself to the Employer after one (1) year from the date of mailing such notice, then such distribution shall be forfeited and applied to reduce current and future Employer contributions or allocated if Article I so provides.  Alternatively, the Committee shall have the discretion to use other means to protect the Participant’s or Beneficiary’s vested Accrued Benefit. A missing Participant’s vested Accrued Benefit shall be reinstated if a claim is later made by the Participant or Beneficiary of the Participant for the forfeited benefit and such claim is approved by the Committee.

C.           Spendthrift Provisions. Except with respect to a Participant loan, neither the Employer nor the Trustee shall recognize any transfer, mortgage, pledge, hypothecation, order or assignment by any Participant or Beneficiary of all or any part of his or her interest under the Plan and Trust.  Any attempt by a Participant or Beneficiary to assign, alienate, sell, transfer, pledge or encumber his or her benefits shall be void.  A Participant’s or Beneficiary’s interest shall not be subject in any manner to transfer by operation of law, and shall be exempt from the claims of creditors or other claimants (including but not limited to, debts, contracts, liabilities or torts) from all orders, decrees, levies, garnishments and/or executions and other legal or equitable process or proceedings against such Participant or Beneficiary to the full extent which may be permitted by law.

Notwithstanding the foregoing, this Paragraph C shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a Qualified Domestic Relations Order within the meaning of Section 414(p) of the code and Section 206(d)(3) of ERISA, if applicable.  The Committee shall determine whether any domestic relations order submitted with respect to a Participant’s benefits is a Qualified Domestic Relations Order and shall establish procedures for making such determination and notifying interested parties of its ruling.  A domestic relations order entered into before January 1, 1985 (i) shall be treated as a Qualified Domestic Relations Order if the payment of benefits pursuant to the order has commenced as of such date; or (ii) at the Committee’s discretion, may be treated as a Qualified Domestic Relations Order if the payment of benefits has not commenced as of January 1, 1985, even though the order does not satisfy the requirements of Section 414(p) of the Code.

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D.           Indemnification. The Employer shall indemnify and hold harmless the members of the Board of Directors and the Committee to whom any fiduciary responsibility with respect to the Plan is allocated or delegated, from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of their duties, responsibilities and obligations under the Plan and under ERISA, other than such liabilities, costs and expenses as may result from the willful misconduct or criminal acts of such persons.

E.           Applicable Laws; Severability. The provisions of the Plan shall be construed and enforced according to ERISA and the Code and, to the extent applicable, according to the laws of the state in which the Sponsoring Employer maintains its principal place of business; provided, further, that if any provision is susceptible to more than one (1) interpretation, such interpretation shall be given thereto as is consistent with the Plan being a qualified employees’ profit sharing or pension plan within the meaning of the Code.  If any provision of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions shall continue to be fully effective.

The Employer has executed this Plan on the _____ day of _________________________, 200___.

TARGETED MEDICAL PHARMA, INC.

By:
Its
Title:

ADDRESS
2980 Beverly Glen Circle
Suite 301
Los Angeles, CA 90077

TELEPHONE
310-474-9809

ARTICLE  XVII

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